UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                      Securities and Exchange Act of 1934


                          Date of Report: May 31, 1996
                       (Date of earliest event reported)


                             Engelhard Corporation
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       1-8142                  22-1586002
        ------------                   ----------              --------------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
   of incorporation)                                         Identification No.)


                 101 Wood Avenue, Iselin, New Jersey        08830
- --------------------------------------------------------------------------------
            (Address of principal executive offices)      (Zip Code)


                                 (908) 205-5000
                        --------------------------------
              (Registrant's telephone number, including area code)


                                    No change
                       ---------------------------------
         (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     On May 31, 1996, Engelhard Corporation, a Delaware corporation (the "Company"), consummated the acquisition of The Mearl Corporation, a New Jersey corporation ("Mearl"), from the stockholders of Mearl pursuant to a Stock Purchase Agreement (the "Purchase Agreement") dated as of April 22, 1996, as amended and restated as of May 15, 1996.

     The purchase price for the acquisition was $272.7 million in cash. The purchase price is subject to certain post-closing adjustments. The Company initially financed the acquisition with bank borrowings.

     Mearl manufactures and supplies the automotive, cosmetics and industrial markets with pearlescent pigments. Mearl also manufactures and supplies iridescent film and other products to a variety of markets. In 1995, Mearl had sales of approximately $134 million and operating earnings of approximately $23 million.

     For a more complete description of the acquisition, reference is hereby made to the Purchase Agreement (a copy of which is filed as an exhibit hereto).


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after June 7, 1996.

(b)  Pro Forma Financial Information

     As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after June 7, 1996.

(c)  Exhibit

     2.1 Stock Purchase Agreement dated as of April 22, 1996, as amended and restated as of May 15, 1996.

















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



                                   SIGNATURE



     Pursuant to the requirements of the Securities and Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           ENGELHARD CORPORATION



Date:  June 7, 1996                        By:  /s/ William E. Nettles
                                                -------------------------------
                                                Name:   William E. Netttles
                                                Title:  Vice President and
                                                        Chief Financial Officer

                                 EXHIBIT INDEX

                             Engelhard Corporation
                                    Form 8-K
                                  May 31, 1996





Exhibit Item                                                      Pages
- ------------                                                      -----

2.1  Stock Purchase Agreement by
     and among Engelhard Corporation,
     The Mearl Corporation and the
     Stockholders of The Mearl Corporation                        5 - 61

          =============================================================




                            STOCK PURCHASE AGREEMENT

                                      among

                             ENGELHARD CORPORATION,

                              THE MEARL CORPORATION

                                     and the

                                  STOCKHOLDERS
                                       of
                              THE MEARL CORPORATION



                              Amended and Restated

                               as of May 15, 1996



          =============================================================

                                TABLE OF CONTENTS

                                                                    Page


1.  Definitions..................................................... 10

2.  Sale and Purchase of Shares..................................... 14
         2.1  Sale of Shares........................................ 14
         2.2  Transaction Price and Payment for Shares.............. 15
         2.3  Transaction Price Adjustment.......................... 15
         2.4  Escrow................................................ 17
         2.5  Delivery of Shares.................................... 17

3.  Closing; Closing Date........................................... 18

4.  Representations and Warranties of the Company................... 18
         4.1  Organization; Standing and Authority.................. 18
         4.2  Authority; Execution and Delivery..................... 18
         4.3  Governmental Consents and Approvals................... 18
         4.4  No Breach............................................. 19
         4.5  Capital Stock; Title.................................. 19
         4.6  Options or Other Rights............................... 19
         4.7  Charter Documents and By-laws......................... 20
         4.8  Financial Statements.................................. 20
         4.9  No Material Adverse Effect............................ 20
         4.10 Compliance With Laws.................................. 20
         4.11 Litigation............................................ 21
         4.12 Contracts and Other Agreements........................ 21
         4.13 Real Estate........................................... 22
         4.14 Personal Property..................................... 23
         4.15 Liens................................................. 23
         4.16 Insurance............................................. 23
         4.17 Operations of the Company............................. 23
         4.18 Brokers............................................... 24
         4.19 Employee Benefit Plans; ERISA......................... 25
         4.20 Taxes................................................. 27
         4.21 Environmental Matters................................. 28
         4.22 Absence of Undisclosed Liabilities.................... 32
         4.23 Labor Matters......................................... 32
         4.24 Patents and Trademarks................................ 32
         4.25 Inventory............................................. 32
         4.26 Balance Sheet Reserves................................ 33

5.  Representations and Warranties of each Selling Stockholder...... 33
         5.1  Authority............................................. 33
         5.2  Governmental Consents and Approvals................... 33
         5.3  No Breach............................................. 33
         5.4  Title................................................. 33
         5.5  Brokers............................................... 33

6.  Representations and Warranties of the Purchaser................. 34
         6.1  Organization, Standing and Authority.................. 34
         6.2  Execution and Delivery................................ 34
         6.3  Governmental Consents and Approvals................... 34
         6.4  No Breach............................................. 34
         6.5  Financing............................................. 34
         6.6  Purchase not for Distribution......................... 34
         6.7  Brokers............................................... 35

                                                                    Page

7.  Covenants and Agreements........................................ 35
         7.1  Conduct of Business................................... 35
         7.2  Corporate Examinations and Investigations............. 36
         7.3  Regulatory Approvals.................................. 37
         7.4  Further Assurances.................................... 37
         7.5  Amendment of Disclosure Schedules..................... 38
         7.6  Assignment of Family Trust Notes...................... 38
         7.7  Guarantee............................................. 38
         7.8  No Solicitation....................................... 38
         7.9  Environmental Supplemental Review..................... 39

8.  Conditions Precedent to the Obligations of the Purchaser........ 40
         8.1  Representations and Warranties; Covenants and
                Agreements.......................................... 40
         8.2  Governmental Permits and Approvals; Illegality........ 40
         8.3  Litigation............................................ 41
         8.4  Third Party Consents.................................. 41
         8.5  No Material Adverse Effect............................ 41
         8.6  Opinion of Counsel to Company......................... 41
         8.7  Corporate Action...................................... 41
         8.8  Discharge of Certain Indebtedness..................... 41
         8.9  Escrow Agreement...................................... 41
         8.10 Hart-Scott Rodino..................................... 42

9.  Conditions Precedent to the Obligations of the Selling
      Stockholders and the Company.................................. 42
         9.1  Representations and Warranties; Covenants and
                Agreements.......................................... 42
         9.2  Governmental Permits and Approvals; Illegality........ 42
         9.3  Litigation............................................ 42
         9.4  Third Party Consents.................................. 43
         9.5  Opinion of Counsel to the Purchaser................... 43
         9.6  Corporate Action...................................... 43
         9.7  Hart-Scott Rodino..................................... 43

10.  Survival of Representations and Warranties..................... 43

11.  Tax Matters.................................................... 43
         11.1  Tax Indemnification.................................. 43
         11.2  Other Tax Matters.................................... 46

12.  Indemnification................................................ 49
         12.1  Indemnification by Selling Stockholders.............. 49
         12.2  Indemnification by the Purchaser..................... 52

13.  Termination.................................................... 53
         13.1  Termination and Abandonment.......................... 53
         13.2  Survival; Expenses................................... 53

14.  Miscellaneous.................................................. 54
         14.1  Transfer Taxes....................................... 54
         14.2  Notices.............................................. 54
         14.3  Entire Agreement..................................... 57
         14.4  Waivers and Amendments; Noncontractual Remedies;
                 Preservation of Remedies........................... 57
         14.5  Governing Law and Submission to Jurisdiction......... 57
         14.6  Binding Effect; Assignment Limited................... 58
         14.7  No Third-Party Beneficiaries......................... 58

                                                                    Page

         14.8  Counterparts......................................... 58
         14.9  Exhibits and Schedules............................... 58
         14.10 Headings............................................. 58
         14.11 Remedies............................................. 58
         14.12 Invalidity of Provision.............................. 59
         14.13 Grammatical Construction............................. 59


SCHEDULES

Seller Disclosure Schedule
Purchaser Disclosure Schedule

EXHIBITS

Exhibit A         -  Share Ownership
Exhibit B         -  Form of Opinion of Counsel to Company
Exhibit C         -  Form of Opinion of Counsel to Purchaser



Annex A           -  Escrow Agreement

                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of April 22, 1996, and amended and restated as of May 15, 1996 (the "Agreement"), by and among (i) The Mearl Corporation, a New Jersey corporation (the "Company"), (ii) Christina L. Mattin ("Mattin"), (iii) Christina L. Mattin, David P. Geis and Michael H. Penniman, not individually but solely in their capacity as trustees ("Trustee A") of The Christina Mattin Family 1995 Charitable Remainder Unitrust A, created and existing under the laws of the State of New York pursuant to the Trust Agreement dated as of October 3, 1995, between Christina Mattin, as Donor, and Christina Mattin, David P. Geis and Michael H. Penniman, as Trustees ("CRUT A"), (iv) Christina L. Mattin, Anthony J. Colavita and Michael H. Penniman, not individually but solely in their capacity as trustees ("Trustee B") of The Christina Mattin Family 1995 Charitable Remainder Unitrust B, created and existing under the laws of the State of New York pursuant to the Trust Agreement dated as of September 29, 1995, between Christina Mattin, as Donor, and Christina Mattin, Anthony J. Colavita and Michael H. Penniman, as Trustees ("CRUT B"), (v) Christina L. Mattin, not individually but solely in her capacity as trustee ("Trustee C") of The Christina Mattin 1996 Charitable Remainder Unitrust, created and existing under the laws of the State of New York pursuant to the Trust Agreement dated as of April 11, 1996, between Christina Mattin, as Donor, and Christina Mattin, as Trustee ("CRUT C"), (vi) Christina L. Mattin, Dominick A. Pinciaro and David R. Safer, not individually but solely in their capacity as trustees ("Trustee D") of the trust created and existing under the laws of the State of New York pursuant to Article SIXTH of the Will, dated October 3, 1986, of Harry E. Mattin (the "Testamentary Trust"), (vii) Dominick
A. Pinciaro, not individually but solely in his capacity as trustee ("Pinciaro") of the trust for the benefit of Christina L. Mattin created and existing under the laws of the State of New York pursuant to Article FIFTH of the Will, dated January 8, 1959, of Henry L. Mattin (the "Pinciaro Trust"), (viii) Jerome S. Grubin, not individually but solely in his capacity as trustee ("Grubin") of the trust for the benefit of Helen Mattin created and existing under the laws of the State of New York pursuant to Article EIGHTH of the Will, dated December 23, 1968, of Edith Mattin (the "Grubin Trust"), (ix) Christina L. Mattin and Morgan Guaranty Trust Company of New York, not individually but solely in their capacity as trustees ("Trustee E") of the trust created and existing under the laws of the State of New York pursuant to the Trust Agreement dated December 21, 1995 (the "Mattin Family Trust A"), (x) Christina L. Mattin and Morgan Guaranty Trust Company of New York, not individually but solely in their capacity as trustees ("Trustee F", and together with Mattin, Trustee A, Trustee B, Trustee C, Trustee D, Pinciaro, Grubin and Trustee E, the "Trustees") of the trust created and existing under the laws of the State of New York pursuant to the Trust Agreement dated December 21, 1995 (the "Mattin Family Trust B", and together with CRUT A, CRUT B, CRUT C, the Testamentary Trust, the Pinciaro Trust, the Grubin trust and the Mattin Family Trust A, the "Trusts") and (x) Engelhard Corporation, a Delaware corporation (the "Purchaser").

                                    RECITALS:

     WHEREAS, as of the date hereof, the Company has (i) 20,687.4075 shares of common stock, no par value per share ("Common Stock"), (ii) 118.12 shares of preferred stock, $100 par value per share ("1st Preferred Stock") and (iii) 5,535.0 shares of preferred stock, $100 par value per share ("2nd Preferred Stock") issued and outstanding;

     WHEREAS, each of Mattin, CRUT A, CRUT B, CRUT C, the Testamentary Trust, the Pinciaro Trust, the Grubin Trust, Mattin Family Trust A and Mattin Family Trust B owns 2,297.8607 shares, 5,386.49475 shares, 5,386.49475 shares,
3,446.7910 shares, 75.0 shares, 1,212.6052 shares, 727.5632 shares, 1,615.9484 shares and 538.6495 shares of Common Stock, respectively;

     WHEREAS, CRUT C owns 118.12 shares of 1st Preferred Stock;

     WHEREAS, each of CRUT C, the Pinciaro Trust and the Grubin Trust owns 4,514.50 shares, 865.50 shares, 155.0 shares of 2nd Preferred Stock, respectively;

     WHEREAS, each Selling Stockholder desires to sell all such shares of Common Stock, 1st Preferred Stock and/or 2nd Preferred Stock owned by such Selling Stockholder (collectively, the "Shares"), and the Purchaser desires to purchase such Shares, subject to the terms and conditions and for the consideration set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the Selling Stockholders and the Purchaser agree as follows:

     1. Definitions. Except as the context shall otherwise require, the following terms when used in this Agreement shall have the following meanings, the definitions to be applicable to both the singular and plural forms of each term defined to the extent that such forms of such terms are used in this Agreement:

          "affiliate" means, with respect to any person, at the time in question, any other person controlling, controlled by or under common control with such person.

          "Agreement" means this Stock Purchase Agreement, including the exhibits and schedules attached hereto.

          "Business Day" means any day which is neither a Saturday nor a Sunday, nor a day on which banking institutions in the City of New York, New York, shall be permitted or required by law or executive order to be closed.

          "Closing" means the closing of the sale and purchase of the Shares contemplated by this Agreement.

          "Closing Date" means the fifth Business Day following the day on which the last to be received of all authorizations, approvals, consents, Permits and licenses from governmental and regulatory bodies set forth in Section 4.3 of the Seller Disclosure Schedule or Section 6.3 of the Purchaser Disclosure Schedule that are conditions to the consummation of the transactions contemplated hereby have been obtained.

          "Code" means the Internal Revenue Code of 1986, as amended (including any successor code), and the rules and regulations promulgated thereunder.

          "Company" has the meaning set forth in the first paragraph hereof.

          "Company Plan" has the meaning set forth in Section 4.19.

          "contracts and other agreements" means all contracts, agreements, undertakings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments or other binding agreements.

          "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person whether through the ownership of voting securities or otherwise.

          "CRUT A" has the meaning set forth in the first paragraph hereof.

          "CRUT B" has the meaning set forth in the first paragraph hereof.

          "CRUT C" has the meaning set forth in the first paragraph hereof.

          "Dividend" means any distribution on or in respect of the capital stock of any person and any amount paid by any such person in respect of the purchase, redemption, retirement or other acquisition of any share of its capital stock.

          "Environmental Estimate" has the meaning set forth in Section 7.9.

          "ERISA" has the meaning set forth in Section 4.19.

          "Escrow Agreement" means the Escrow Agreement among the escrow agent named therein (to be mutually agreed upon by the parties hereto prior to the Closing Date), the Purchaser and the Selling Stockholders substantially in the form of Annex A attached hereto.

          "Escrow Deposit" means $23,650,000 delivered to the escrow agent on the Closing Date to be held pursuant to the Escrow Agreement.

          "Executive Officers" means, with respect to any corporation, the chairman of the Board of Directors, the president, any executive or senior vice president, and the treasurer of such corporation (and other individuals, if any, performing comparable functions), and with respect to any partnership, the individuals performing comparable functions on behalf of such partnership.

          "Federal" means of or pertaining to the government of the United States of America.

          "FTC" means the Federal Trade Commission of the United States of America.

          "GAAP" means United States generally accepted accounting principles consistently applied throughout the specified period and in the immediately prior comparable period, except for normal recurring year-end adjustments and except as disclosed in the auditors' report and the notes to the Combined Financial Statements.

          "Combined Financial Statements" has the meaning set forth in Section 4.8.

          "governmental or regulatory body" means any government or political subdivision thereof, whether Federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision.

          "Grubin" has the meaning set forth in the first paragraph hereof.

          "Grubin Trust" has the meaning set forth in the first paragraph hereof.

          "herein," "hereof," "hereto," "hereunder" and other words of similar import shall be construed to refer to this Agreement as a whole, and not to any particular section, paragraph or other subdivision.

          "HSR" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "including" and other forms of such terms, with respect to any matter or thing, shall be construed to mean "including but not limited to" such matter or thing.

          "Indemnitee" has the meaning set forth in Section 11.3.

          "Indemnitor" has the meaning set forth in Section 11.3.

          "IRS" means the Internal Revenue Service of the United States of America.

          "Justice" means the Antitrust Division of the Department of Justice of the United States of America.

          "knowledge" means, with respect to any entity, the actual knowledge, after due inquiry, of any of the Executive Officers of such entity.

          "lien or other encumbrance" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement or encumbrance.

          "Litigation" means any claim, action, suit, proceeding, arbitration or investigation.

          "Losses" means all losses, liabilities, damages (excluding consequential damages), deficiencies, costs, fines and assessments, penalties, claims, actions, injuries, suits, judgments and expenses (including interest and reasonable attorneys' fees and disbursements), howsoever arising, net of any insurance proceeds (from insurance in effect on or prior to the Closing) recovered in respect of such Loss.

          "Material Adverse Effect" means an effect which is either (i) materially adverse to the Permits, business, condition (financial or otherwise), assets, liabilities or results of operations or prospects of the Company and its subsidiaries, taken as a whole, or (ii) adverse to the ability of any Selling Stockholder to consummate the transactions contemplated by this Agreement, provided that general economic conditions or conditions affecting other companies in the automotive business generally are not Material Adverse Effects.

          "Mattin" has the meaning set forth in the first paragraph hereof.

          "Mattin Family Trust A" has the meaning set forth in the first paragraph hereof.




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

          "Mattin Family Trust B" has the meaning set forth in the first paragraph hereof.

          "Net Worth Amount" means the amount equal to the excess of consolidated assets over consolidated liabilities of the Company and all of its subsidiaries, calculated consistently with the 1995 Combined Financial Statements.
          "Notice" has the meaning set forth in Section 11.3.

          "Permits" means all licenses, permits, orders, approvals, registrations, authorizations and qualifications with and under all Federal, state, local or foreign laws and governmental or regulatory bodies and all industry or other nongovernmental self-regulatory organizations that are necessary for the conduct of the applicable person's business and the ownership of its properties.

          "person" means and includes any natural person, corporation, partnership, firm, joint venture, association, joint-stock company, trust, business trust, unincorporated organization, governmental or political subdivision, regulatory body or other entity.

          "Pinciaro" has the meaning set forth in the first paragraph hereof.

          "Pinciaro Trust" has the meaning set forth in the first paragraph hereof.

          "Pre-Closing Tax Period" means all taxable periods ending on the Closing Date and the portion of any Straddle Period ending on the Closing Date.

          "property" means real, personal or mixed property, tangible or intangible.

          "pro rata share" means, with respect to Mattin, CRUT A, CRUT B, CRUT C, the Testamentary Trust, the Pinciaro Trust, the Grubin Trust, the Mattin Family Trust A and the Mattin Family Trust B, 11.08%, 25.98%, 25.98%, 16.08%, 0.36%, 5.88%, 3.52%, 7.80% and 2.60%, respectively.

          "Purchaser" has the meaning set forth in the first paragraph hereof.

          "Purchaser Disclosure Schedule" means the disclosure schedule delivered by the Purchaser to each of the Selling Stockholders in connection with the execution and delivery hereof.

          "Remedial Action" means any action taken to investigate, evaluate, assess, test, monitor, remove, respond to, treat, neutralize, contain, isolate or otherwise remediate the presence, Release (as defined in Section 4.21) or threatened Release of any Hazardous Materials (as defined in Section 4.21).

          "Seller Disclosure Schedule" means the disclosure schedule delivered by the Selling Stockholders to the Purchaser in connection with the execution and delivery hereof.

          "Selling Stockholders" means each of the Trusts and Mattin.

          "Shares" has the meaning set forth in the recitals hereof.

          "Straddle Period" means any taxable period beginning before and ending after the Closing Date.

          "subsidiary" of any person means a person who owns 50% or more of the outstanding voting stock, general partnership interests or other ownership interests of which are owned, directly or indirectly, by such person or one or more other subsidiaries of such person. For the purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so far as no senior class of stock has such voting power by reason of any contingency.

          "Taxes" means all taxes, charges, fees, levies, or other similar assessments, including without limitation (i) income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, withholding, employment, payroll, estimated and franchise taxes imposed by the United States of America, any state, local, or foreign government, or any subdivision, agency, or other similar person of the United States, or any such government; and (ii) any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any Tax or any contest, dispute, or refund thereof.

          "Tax Returns" means any report, return, statement, or other information required to be supplied to a taxing authority in connection with Taxes.

          "Testamentary Trust" has the meaning set forth in the first paragraph hereof.

         "Trustee A" has the meaning set forth in the first paragraph hereof.

         "Trustee B" has the meaning set forth in the first paragraph hereof.

         "Trustee C" has the meaning set forth in the first paragraph hereof.

         "Trustee D" has the meaning set forth in the first paragraph hereof.

         "Trustee E" has the meaning set forth in the first paragraph hereof.

         "Trustee F" has the meaning set forth in the first paragraph hereof.

         "1995 Combined Financial Statements" means the consolidated balance sheet of the Company and all of its subsidiaries as at December 31, 1995, and the related statements of income, shareholders' equity and cash flows, for the 12 month period then ended, delivered to the Purchaser pursuant to Section 4.8.

     2.  Sale and Purchase of Shares.

         2.1 Sale of Shares. At the Closing, each of the Selling Stockholders agrees to sell the number of Shares set forth opposite its name on Exhibit A hereto to the Purchaser, and the Purchaser agrees to purchase from the Selling Stockholders, such number of Shares owned by such Selling Stockholders, upon the terms and subject to the conditions set forth herein.

         2.2 Transaction Price and Payment for Shares. (a) The aggregate purchase price for the Shares shall be an amount equal to $272,650,000 (the "Transaction Price"), representing $100 per share of 1st Preferred Stock, $100 per share of Second Preferred Stock, and $13,152.19 per share of Common Stock, subject to adjustment in the case of Common Stock as provided in Section 2.3 below. The purchase price due to Mattin, CRUT A, CRUT B, CRUT C, the Testamentary Trust, the Pinciaro Trust, the Grubin Trust, the Mattin Family Trust A and the Mattin Family Trust B shall be an amount equal to $30,221,898, $70,844,196, $70,844,196,
               $45,796,107, $986,414, $16,034,962, $9,584,549, $21,253,258 and
               $7,084,420, respectively, in each case, subject to such Selling Stockholder's pro rata share of any adjustment in the price of Common Stock as provided in Section 2.3 below.

               (b) At the Closing, the Purchaser shall pay to each of the Selling Stockholders the Transaction Price specified in
                    Section 2.2(a), in immediately available funds by wire transfer to such account or accounts as the Selling Stockholders shall have designated to the Purchaser, in the manner specified herein for the delivery of notices, not less than one Business Day prior to the Closing Date.

         2.3  Transaction Price Adjustment.

               (a) As soon as practicable, but in no event later than 60 days following the Closing Date, the Company shall prepare and deliver to the Selling Stockholders and the Purchaser (i) a consolidated balance sheet of the Company and all of its subsidiaries as of the close of business on the Closing Date, and the related consolidated statements of income, shareholders' equity and cash flows for the Company and all of its subsidiaries for the period from January 1, 1996 to the Closing Date, (ii) the audited consolidated balance sheets of the Company and its U.S. subsidiary as of the close of business on the Closing Date, and the related statements of income, shareholders' equity and cash flows (including the footnotes thereto), for the period from January 1, 1996 to the Closing Date, which shall be audited by Coopers & Lybrand LLP, together with the related audit report of such firm, and (iii) a calculation of the Net Worth Amount (collectively, the "Closing Date Statements"). The Closing Date Statements shall be prepared consistently with the Combined Financial Statements, subject to year-end audit adjustments consistent with GAAP. In connection with the preparation of the Closing Date Statements, on a date not more than six days prior to Closing Date, which date is a date acceptable to the Purchaser, the Selling Stockholders and the Purchaser, including their respective representatives, shall have the right to observe a full physical count by Coopers & Lybrand LLP of all inventory of the Company and its subsidiaries.

               (b) During the preparation of the Closing Date Statements and the period of any dispute within the contemplation of this Section 2.3, the Company shall (i) provide the Selling Stockholders and the Selling Stockholders' authorized representatives with reasonable access to the books, records, facilities and employees of the

                    Company but without unreasonably interfering with the operations of the Company, (ii) provide the Selling Stockholders as soon as reasonably practicable after the Closing Date (but in no event later than 30 days after the Closing Date) with financial information comparable to normal month-end closing financial information for the period ending on the Closing Date and (iii) cooperate with the Selling Stockholders' authorized representatives, including the provision on a timely basis of all information reasonably necessary or useful in preparing the Closing Date Statements.

               (c) The Selling Stockholders and the Purchaser shall have 30 days to review the Closing Date Statements after receipt thereof. The Selling Stockholders and their authorized representatives shall have reasonable access to all relevant books and records, employees and accountants of the Company to the extent required to complete its review of the Closing Date Statements. Unless the Selling Stockholders or the Purchaser deliver written notice to the Company on or prior to the 30th day after receipt of the Closing Date Statements of the Selling Stockholders' or the Purchaser's objection to the Closing Date Statements and specifying in reasonable detail all disputed items and the basis therefor, the Selling Stockholders or the Purchaser shall be deemed to have accepted and agreed to the Closing Date Statements. If the Selling Stockholders or the Purchaser so notify the Company of their objection to the Closing Date Statements, the Selling Stockholders and the Purchaser shall, within 30 days following such notice (the "Resolution Period"), attempt to resolve their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

               (d) If, at the conclusion of the Resolution Period, any amounts remain in dispute, then all such amounts remaining in dispute shall be submitted to KPMG Peat Marwick LLP (the "Neutral Auditors"). Each of the Selling Stockholders, the Purchaser and the Company agrees to execute, if requested by the Neutral Auditors, a reasonable engagement letter. In the event that the Selling Stockholders, the Purchaser and the Company are unable to engage the Neutral Auditors within five days after the conclusion of the Resolution Period then they shall engage Deloitte & Touche LLP to act as alternative neutral auditors (the "Alternative Neutral Auditors"). All fees and expenses relating to the work, if any, to be performed by the Neutral Auditors or the Alternative Neutral Auditors, as the case may be, shall be borne (i) 50% by the Selling Stockholders and (ii) 50% by the Company. The Neutral Auditors or the Alternative Neutral Auditors, as the case may be, shall act as an arbitrator to determine, based solely on presentations by the Selling Stockholders and the Purchaser, and not by independent review, only those issues still in dispute. The Selling Stockholders and the Purchaser shall use their reasonable best efforts to cause the determination of the Neutral Auditors or the Alternative Neutral Auditors, as the case may be, to be made within 30 days of submission as provided above, whether or not such presentation by the Selling Stockholders and the Company have been made within such period, and shall be set forth in a written statement delivered to the Selling Stockholders and the Company and shall be final, binding and conclusive. The term "Adjusted Closing Date Statements", as hereinafter used, shall mean the definitive Closing Date Statements agreed to by the Company and the Selling Stockholders in accordance with
                    Section 2.3(c) or the definitive Closing Date Statements resulting from the determinations made by the Neutral Auditors or the Alternative Neutral Auditors' determination, as the case may be, in accordance with this Section 2.3(d) (in addition to those items theretofore agreed to by the Selling Stockholders and the Company), in each case, prepared in the manner set forth in the second sentence of
                    Section 2.3(a) hereof.

               (e) The Transaction Price shall be increased or decreased, as the case may be, dollar for dollar, to the extent the Net Worth Amount reflected in the Adjusted Closing Date Statements is greater than or less than, as the case may be, $128,754,000. The amount of any net increase or decrease of the Transaction Price pursuant to this Section 2.3(e) shall bear interest from the Closing Date through the date of payment at the rate of 30-day LIBOR plus 50 basis points. The amount of any net increase of the Transaction Price pursuant to this Section 2.3(e), together with interest thereon, shall be allocated to Common Stock and shall be paid by the Company by wire transfer in immediately available funds to the account designated by the Selling Stockholders within five Business Days after the Adjusted Closing Date Statements are agreed to or any remaining items are ultimately determined by the Neutral Auditors or the Alternative Neutral Auditors, as the case may be. The amount of any net decrease of the Transaction Price pursuant to this Section 2.3(e), together with interest thereon, shall be allocated to Common Stock and shall be paid by the Selling Stockholders by wire transfer in immediately available funds to the account specified by the Company within five Business Days after the Adjusted Closing Date Statements are agreed to or any remaining disputed items are ultimately determined by the Neutral Auditors or the Alternative Neutral Auditors, as the case may be.

          2.4 Escrow. On the Closing Date, each Selling Stockholder shall place with the Escrow Agent its pro rata share of the Escrow Deposit. In the event the Purchaser is entitled to indemnification pursuant to Section 11.1 or 12.1 hereof, then the Purchaser shall be entitled to receive such indemnification amount from the Escrow Deposit. To the extent that the Escrow Deposit is not so applied, the Escrow Deposit, plus accrued interest thereon, shall be returned to the respective Selling Stockholders pursuant to the Escrow Agreement.

          2.5 Delivery of Shares. At the Closing, each of the Selling Stockholders shall deliver to the Purchaser certificates representing all of the Shares owned by such Selling Stockholder, duly endorsed in blank for transfer or accompanied by duly executed blank stock powers together with all necessary stock transfer stamps affixed thereto at the expense of such Selling Stockholder and such other instruments as shall reasonably be required by the Purchaser to transfer to the Purchaser all right, title and interest in and to the Shares, free and clear of any lien or other encumbrance. All such certificates, stock powers and instruments shall be in form and content reasonably satisfactory to the Purchaser and its counsel.

     3. Closing; Closing Date. The Closing shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York beginning at 10:00 a.m., New York time, on the Closing Date.

     4. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

          4.1  Organization; Standing and Authority.

               (a) The Company is a corporation duly organized, validly existing and, on or prior to the Closing Date, will be in good standing under the laws of the State of New Jersey and has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of the Company's subsidiaries is a corporation duly organized under the laws of jurisdiction of incorporation.

               (b) Each of the Company and its subsidiaries has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted by it. Except as set forth in Section
                    4.1 of the Seller Disclosure Schedule, each of the Company and its subsidiaries is duly qualified or otherwise authorized or admitted to transact business and is in good standing in each jurisdiction set forth in Section 4.1 of the Seller Disclosure Schedule, which are the only material jurisdictions in which such qualification, authorization or admission is required by law.

          4.2 Authority; Execution and Delivery. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing.

          4.3 Governmental Consents and Approvals. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not and will not require any of the Company or any subsidiary of the Company to obtain any material consent, approval or action of, or make any material filing with or give any notice to, any governmental or regulatory body or judicial authority, except as set forth in
               Section 4.3 of the Seller Disclosure Schedule.

          4.4  No Breach.

               (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby in accordance with the terms and conditions hereof will not, except as set forth in
                    Section 4.4 of the Seller Disclosure Schedule: (i) violate any provision of the articles or certificate of incorporation or by-laws or other charter or organizational documents of the Company, (ii) violate, conflict with or result in the breach of any of the provisions of, any material contract or other agreement (including any indenture) to which the Company or any subsidiary of the Company is a party or by or to which the Company or any subsidiary of the Company or any of their respective assets or properties may be bound or subject, (iii) upon receipt of the approvals referred to in Section 4.3 of the Seller Disclosure Schedule, violate any existing term or provision of any material law, regulation, order, writ, judgment, injunction or decree applicable to the Company or any subsidiary of the Company or any of their respective assets or properties, or (iv) upon receipt of the approvals referred to in Section 4.3 of the Seller Disclosure Schedule, result in the breach of any of the material terms or conditions of, constitute (with or without notice or lapse of time or both) a default under, or otherwise cause an impairment of, any material Permit.

               (b) As of the date hereof, the Company and its subsidiaries are not in any material respect in violation or default under
                    (i) their respective charter or bylaws and (ii) except as set forth in Section 4.4 of the Seller Disclosure Schedule, any material note, bond, mortgage, indenture or deed of trust, or any license, lease, agreement or other instrument or obligation to which the Company or any such subsidiary is a party or to which they or any of their respective properties or assets may be subject.

          4.5 Capital Stock; Title. Section 4.5 of the Seller Disclosure Schedule accurately sets forth the authorized capital stock of each of the Company and its subsidiaries and the number of shares of each class of capital stock of the Company and each of such subsidiaries that are issued and outstanding as of the date hereof. The Shares and all of the issued and outstanding shares of capital stock of the subsidiaries of the Company are duly authorized, validly issued, fully paid and non-assessable and are owned beneficially and of record as set forth in Section 4.5 of the Seller Disclosure Schedule, free and clear of any lien or other encumbrance.

          4.6 Options or Other Rights. (i) There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Company or any subsidiary of the Company, any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other equity security of the Company or any subsidiary of the Company (or any interest therein), (ii) there is no outstanding security of any kind convertible into or exchangeable for the capital stock of the Company or any subsidiary of the Company (or any interest therein) and (iii) there is no outstanding contract or other agreement of or binding upon the Company to purchase, redeem or otherwise acquire any outstanding shares of the capital stock of the Company. There is no agreement of any kind that gives any person any right to participate in the equity, value or income of, or to vote (i) in the election of directors or officers of or
               (ii) otherwise with respect to the affairs of, the Company or any of its subsidiaries.

          4.7 Charter Documents and By-laws. The Company has heretofore made available to the Purchaser true and complete copies of the Articles of Incorporation and By-laws of the Company and will make available or deliver true and complete copies of the charter and by-laws of each subsidiary of the Company, in each case as in effect on the date hereof. The minute books of each of the Company and each subsidiary of the Company accurately reflect in all material respects all formal actions taken at all meetings and consents in lieu of meetings of stockholders of such persons since its incorporation and all formal actions taken at all meetings and all consents in lieu of meetings of the Board of Directors of each of such persons and all committees thereof. The minute books of the Company since 1991 have previously been made available for inspection by the Purchaser.

          4.8 Financial Statements. (a) (i) The consolidating balance sheets of the Company and all of its subsidiaries as at December 31, 1993, 1994 and 1995, and the related statements of income, shareholders' equity and cash flows, for the periods then ended, and (ii) the audited consolidated balance sheets of the Company and its U.S. subsidiary as at December 31, 1993, 1994 and 1995, and the related statements of income, shareholders' equity and cash flows (including the footnotes thereto), for the periods then ended, all of which have been delivered to the Purchaser (collectively, the "Combined Financial Statements"), present fairly in all material respects the financial position and results of operations and cash flows of such entities as at each such date and for each such period in accordance with GAAP, except as set forth therein.

               (b) The financial records, ledgers and account books of the Company and its subsidiaries have been kept in the ordinary course of business and are true, complete and accurate in all material respects. Such account books reflect in all material respects items of income and expense and assets and liabilities and accruals required to be reflected therein in accordance with the accounting practices prescribed or permitted by the laws or administrative regulations of the jurisdiction in which such person is domiciled (which have been applied on a consistent basis, except as expressly set forth therein or in the Combined Financial Statements).

          4.9 No Material Adverse Effect. Except as set forth in Section 4.9 of the Seller Disclosure Material Adverse Effect or any event that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          4.10 Compliance With Laws. Except for such compliance as to which representations and warranties have been made elsewhere in this Agreement, each of the Company and its subsidiaries is in compliance in all material respects with all Federal, state, local or foreign laws, ordinances or regulations and other requirements (including any writ, judgment, decree, injunction, or similar order applicable to any of such persons or the business or assets of such persons) of any governmental or regulatory body, court or arbitrator applicable to its business.

          4.11 Litigation. There is no material Litigation pending to which the Company or any subsidiary of the Company is a party or by which any of such persons or their respective assets or properties are or may be bound by or before any Federal, state, municipal, foreign or other court or governmental or regulatory body, or, to the knowledge of the Company, threatened against the Company or any subsidiary of the Company.

          4.12 Contracts and Other Agreements. Section 4.12 of the Seller Disclosure Schedule sets forth as of the date of this Agreement a listing of all of the following contracts and other agreements (except for contracts or agreements which have been or will be fully performed prior to or as of the Closing Date) either (i) with a term of more than 12 months or (ii) with a term of less than 12 months and which require payments in excess of $1,000,000 to which any of the Company or any of its subsidiaries is a party or by or to which the Company or any of its subsidiaries or any of their respective assets or properties are bound or subject:

                    (i) contracts and other agreements with any current or former director or contract or other agreement with any current or former consultant, agent or other representative (other than (A) contracts and other agreements that are terminable by the Company upon no more than 30 days' notice without a termination payment or penalty and (B) contracts and other agreements that provide for or can be reasonably expected to provide for an obligation to pay and/or accrue compensation of less than $100,000 per annum, or provide for the payment of fees or other consideration of less than $100,000 in the aggregate to any such person), or with any other person in which any such person has a material interest;

                   (ii) contracts and other agreements with any labor union or association representing any employee;

                  (iii) contracts and other agreements for the sale or lease (other than where the Company or any subsidiary of the Company is a lessor) of any assets or properties (other than in the ordinary course of business) or for the grant to any person (other than to the Company or any subsidiary) of any preferential rights to purchase any assets or properties;

                   (iv) contracts and other agreements (other than in the ordinary course of business with respect to the purchase of investment securities) providing for an aggregate purchase price or payments of more than $50,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

                    (v) contracts and other agreements relating to the acquisition by the Company or any subsidiary of the Company of any operating business or block of business of any other person;

                   (vi) contracts relating to the disposition or acquisition of any investment or any interest in any person outside the ordinary course of business if such investment or interest has a book value of, or the disposition or acquisition price of such investment or interest is, $50,000 or more;

                  (vii) contracts or other agreements under which the Company or any subsidiary of the Company agrees to indemnify any party, other than in the ordinary course of business, consistent with past practice, or to share a Tax liability of any party;

                 (viii) contracts and other agreements containing covenants restricting the Company or any subsidiary of the Company from competing in any line of business or with any person in any geographical area or requiring the Company or any subsidiary of the Company to engage in any line of business or containing covenants of any other person not to compete with the Company or any subsidiary of the Company in any line of business or in any geographical area;

                   (ix) contracts and other agreements containing restrictions on the incurrence of indebtedness by the Company or any subsidiary of the Company;

                    (x) contracts and other agreements relating to the making of any loan or advance by the Company or any subsidiary of the Company (other than investments in the ordinary course of business);

                   (xi) investment advisory contracts and investment company distribution agreements entered into by the Company or any subsidiary of the Company; and

                  (xii) any other material contract or other agreement not made in the ordinary course of business.

          4.13  Real Estate.

                    (i) All real property owned by each of the Company and its subsidiaries and all buildings and other structures located on such real property are listed and described in Section 4.13(i) of the Seller Disclosure Schedule; and (ii) all leases, subleases or other agreements or arrangements under which either the Company or any subsidiary of the Company is lessee, lessor (other than such agreements or arrangements under which neither the Company nor any subsidiary of the Company will be lessor following the Closing and the agreement relating to a sales office in Istanbul, Turkey) or occupier of any real property are listed and described in Section 4.13(ii) of the Seller Disclosure Schedule.

          4.14 Personal Property. (a) Section 4.14(a) of the Seller Disclosure
          Schedule includes a description as of December 31, 1995 of each item of tangible personal property (other than policy loans) owned or leased (by company) by each of the Company and its subsidiaries that is carried as either an admitted or non-admitted asset on the books of the Company or such subsidiary (including all bonds, stocks, mortgage loans and other investments and identifying, in the case of securities, whether such securities are registered under Federal securities laws or were purchased in a transaction not involving a public offering), as the case may be, and (other than with respect to investments) which has an admitted book value on such books of more than $100,000.

          (b) Each of the Company and its subsidiaries has, and on the Closing Date will have, good and valid title to the bonds, stocks, mortgage loans and other investments purported to be owned by it and reflected in the financial statements of the Company or its subsidiaries, in each case free and clear of any lien or other encumbrance. None of such investments is in default on the date of this Agreement on the payment of principal or interest.

          4.15 Liens. Each of the Company's subsidiaries has good and valid title to all of its assets and real and personal properties, in each case free and clear of any lien or other encumbrance (other than the requirements of Federal and state securities laws), except for (i) liens or other encumbrances for Taxes or securing claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable or which are being contested in good faith, or
          (ii) liens or other encumbrances of a character that do not substantially impair the value, marketability or insurability of any assets or properties of the Company or any subsidiary of the Company or detract materially from the business of the Company or any subsidiary of the Company.

          4.16 Insurance. Section 4.16 of the Seller Disclosure Schedule contains a true, complete and correct list on the date of this Agreement of all policies of insurance and fidelity bonds issued to the Company or any subsidiary of the Company showing the insurers, limits, type of coverage, annual premium, deductibles and expiration dates. All such policies and bonds are in full force and effect as of the date of this Agreement and, in the Company's opinion, provide adequate coverage and limits for the operations, properties and assets of the Company or such subsidiary of the Company, as the case may be. Neither the Company nor any such subsidiary is in default with respect to any such policy or bond. Section 4.16 of the Seller Disclosure Schedule lists all claims for insurance losses or uninsured losses in excess of $100,000.00 per occurrence which are pending or which were filed or incurred by the Company or any subsidiary of the Company during the three year period immediately preceding the date of this Agreement, including workers' compensation, automobile, fire and general and product liability claims. Neither the Company nor any of its subsidiaries has received written notice of any threatened cancellation, denial or reduction of any of such insurance coverage.

          4.17 Operations of the Company.

          Except as may be set forth in the Seller Disclosure Schedule, since December 31, 1995, none of the Company or any of its subsidiaries has:

                    (i)  incurred any indebtedness for borrowed money;

                   (ii) declared or paid any Dividends or declared or made any other distributions of any kind to its stockholders or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

                  (iii) made or permitted any material amendment, material termination, material waiver or material lapse of any right of the Company or any subsidiary of the Company under any material contract or agreement or governmental license, authorization or Permit of the Company or such subsidiaries;

                   (iv) made any material change in the terms of the material marketing and distribution relationships of the Company or its subsidiaries, other than in the ordinary course of business;

                    (v) made any loan or advance to its stockholders or to any of its directors, officers or employees, consultants, agents or other representatives (other than advances made in the ordinary course of business), or made any other loan or advance other than in the ordinary course of business;

                   (vi) entered into any lease (as lessee) under which the Company or any subsidiary of the Company would be obligated to make payments in any one year of $50,000 or more, sold, abandoned or made any other disposition of any of its assets or properties, or granted or suffered any lien or other encumbrance on any of its assets or properties other than liens or other encumbrances permitted by Section 4.15;

                  (vii) made any material acquisition of assets, properties, securities or business of any other person, other than investments in the ordinary course of business;

                 (viii) entered into any contract or other agreement to do any of the foregoing;

                   (ix) made any change in accounting methods, principles or practices of the Company or its subsidiaries; or

                    (x) except in the ordinary course of business and for amounts which are not material, made any revaluation of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable.

          4.18  Brokers.

          Except for Deutsche Morgan Grenfell/C.J. Lawrence Inc. and Gleacher Natwest (the fees of which will be paid by the Selling Stockholders), no broker or finder has acted directly or indirectly for the Company or any subsidiary of the Company and neither the Company nor any subsidiary of the Company has incurred any obligation to pay any brokerage, finder's fee or other commission in connection with the transactions contemplated by this Agreement.

          4.19  Employee Benefit Plans; ERISA.

          Except as set forth in Section 4.19 of the Seller Disclosure Schedule:

          (a) There are no "employee pension benefit plans" as defined in
          Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Pension Benefit Plans"), "welfare benefit plans" as defined in Section 3(1) of ERISA ("Welfare Plans"), or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, or vacation plans, or any other employee benefit plan, program, policy or arrangement, covering employees (or former employees) employed in the United States, maintained or contributed to by the Company or any of its subsidiaries of any of their ERISA Affiliates (as hereinafter defined), or to which the Company or any of its subsidiaries or any of their ERISA Affiliates contributes or is obligated to make payments thereunder or otherwise may have any liability (collectively, the "Employee Benefit Plans"). For purposes of this Agreement, "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in
          Section 414(b), (c), (m), or (o) of the Code including the Company or a subsidiary.

          (b) The Company and each of its subsidiaries, and each of the Pension Benefit Plans and Welfare Plans, are in material compliance with the applicable provisions of ERISA and other applicable laws.

          (c) All contributions to, and payments from, the Pension Benefit Plans which are required to have been made in accordance with the Pension Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code have been timely made. All contributions required to have been made in accordance with Section 302 of ERISA or Section 412 of the Code to any employee pension benefit plan (as defined in Section 3(2) of ERISA) maintained by an ERISA Affiliate of the Company or any of its subsidiaries have been timely made.

          (d) The Pension Benefit Plans intended to qualify under Section 401 of the Code are so qualified and have been determined by the Internal Revenue Service ("IRS") to be so qualified and nothing has occurred with respect to the operation of such Pension Benefit Plans which would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. Such plans have been or will be, on a timely basis, (i) amended to comply with changes to the Code made by the Tax Reform Act of 1986, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and other applicable legislative, regulatory or administrative requirements; and (ii) submitted to the Internal Revenue Service for a determination of their tax qualification, as so amended; and no such amendment will adversely affect the qualification of such plans.

          (e) Each Welfare Plan that is intended to qualify for exclusion of benefits thereunder from the income of participants or for any other tax-favored treatment under any provisions of the Code (including, without limitation, Sections 79, 105, 106, 125 or 129 of the Code) is and has been maintained in material compliance with all pertinent provisions of the Code and Treasury Regulations thereunder.

          (f) There are (i) no investigations pending, to the best knowledge of the Company, by any governmental entity involving the Pension Benefit Plans or Welfare Plans, (ii) no termination proceedings involving the Pension Benefit Plans and (iii) no pending or, to the best of the Company's knowledge, threatened claims (other than routine claims for benefits), suits or proceedings against any Pension Benefit or Welfare Plan, against the assets of any of the trusts under any Pension Benefit or Welfare Plan or against any fiduciary of any Pension Benefit or Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Pension Benefit or Welfare Plan or against the assets of any trust under such plan, nor, to the best of the Company's knowledge, are there any facts which would give rise to any liability in the event of any such investigation, claim, suit or proceeding.

          (g) None of the Company, any of its subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Benefit Plans or Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which would be reasonably likely to result in a tax or penalty on the Company or any of its subsidiaries under Section 4975 of the Code or Section 502(i) of ERISA.

          (h) Neither the Pension Benefit Plans subject to Title IV of ERISA nor any trust created thereunder has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) other than those events as to which the 30 day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of the Pension Benefit Guaranty Corporation (the "PBGC") Reg. ss.2615, with respect to either thereof nor has there been any event with respect to any Pension Benefit Plan requiring disclosure under
          Section 4063(a) of ERISA or any event with respect to any Pension Benefit Plan requiring disclosure under Section 4041(c)(3)(C) of ERISA.

          (i) Neither the Company nor any subsidiary or ERISA Affiliate of the Company has incurred any currently outstanding liability to the PBGC or to a trustee appointed under Section 4042(b) or (c) of ERISA other than for the payment of premiums, all of which have been paid when due. No Pension Benefit Plan has applied for, or received, a waiver of the minimum funding standards imposed by Section 412 of the Code. The information supplied to the actuary by the Company or any of its subsidiaries for use in preparing the most recent actuarial report for Pension Benefit Plans is complete and accurate in all material respects.

          (j) With respect to each of the Employee Benefit Plans, true, correct and complete copies of the following documents have been made available to the Purchaser: (i) the current plans and related trust documents or summaries thereof, including amendments thereto, (ii) any current summary plan descriptions, (iii) the most recent Forms 5500, financial statements and actuarial reports, if applicable, (iv) the most recent IRS determination letter, if applicable; and (v) if any application for an IRS determination letter is pending, copies of all such applications for determination including attachments, exhibits and schedules thereto.

          (k) Neither the Company, any of its subsidiaries, any organization to which the Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, nor any of their ERISA Affiliates has engaged in any transaction, within the meaning of Section 4069(a) of ERISA.

          (l) None of the Welfare Plans maintained by the Company or any of its subsidiaries are retiree life or retiree health insurance plans which provide for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or except at the expense of the participant or the participant's beneficiary. The Company and each of its subsidiaries which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

          (m) No liability under any Pension Benefit or Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which the Company or any of its subsidiaries has received notice that such insurance company is in rehabilitation.

          (n) Except pursuant to the agreements which may be fully performed by the Company prior to or as of the Closing, the consummation of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is obligated to make any payment or transfer, accelerate any payment or transfer, or otherwise provide any benefit that would constitute an "excess parachute payment" under Section 280G of the Code.

          (o) Neither the Company, any subsidiary nor any of the ERISA Affiliates have announced an intention to withdraw, but have not yet completed withdrawal, from a "multiemployer pension plan" (as defined in Section 4001(a)(3) of ERISA). No action has been taken, and no circumstances exist, that could reasonably result in either a partial or complete withdrawal from such a multiemployer pension plan by the Company, any subsidiary or any of their ERISA Affiliates.

          (p) Except as disclosed in the Combined Financial Statements, as of the most recent valuation date for each Employee Benefit Plan that is a "defined benefit pension plan" (as defined in Section(35) of ERISA (hereinafter a "Defined Benefit Plan")), there was not any amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such Defined Benefit Plans, and the Company is not aware of any facts or circumstances that would materially change the funded status of any such Defined Benefit Plan.

          4.20 Taxes.

          Except as disclosed in Section 4.20 of the Seller Disclosure Schedule:
          (i) the Company and its subsidiaries have prepared and timely filed or will timely file with the appropriate governmental agencies all franchise, income and all other material Tax returns and reports required to be filed for any period ending on or before the Closing Date, taking into account any extension of time to file granted to or obtained on behalf of the Company and/or its subsidiaries; (ii) all material Taxes of the Company and its subsidiaries in respect of the Pre-Closing Tax Period have been paid in full to the proper authorities, other than such Taxes as are being contested in good faith by appropriate proceedings and/or are adequately reserved for in accordance with generally accepted accounting principles; (iii) all material deficiencies resulting from Tax examinations of federal, state and foreign income, sales and franchise and all other material Tax returns filed by the Company and its subsidiaries have either been paid or are being contested in good faith by appropriate proceedings;
          (iv) to the best knowledge of the Company, no material deficiency has been asserted or assessed against the Company or any of its subsidiaries, and no examination of the Company or any of its subsidiaries is pending or threatened for any material amount of Tax by any taxing authority; (v) no extension of the period for assessment or collection of any material Tax is currently in effect and no extension of time within which to file any material Tax return has been requested, which Tax return has not since been filed; (vi) no material Tax liens have been filed with respect to any Taxes; (vii) to the best knowledge of the Company, there are no transfer pricing agreements made with any taxation authority involving the Company and its subsidiaries; (viii) none of the Selling Stockholders is a foreign person within the meaning of Section 1445 of the Code; (ix) the Company and each of its subsidiaries will not make any voluntary adjustment by reason of a change in their accounting methods for any Pre-Closing Tax Period that would affect the taxable income or deductions of the Company or any of its subsidiaries for any period ending after the Closing Date; and (x) the Company and its subsidiaries have made timely payments of the Taxes required to be deducted and withheld from the wages paid to their employees.

          4.21  Environmental Matters.

                (a) Except as set forth in Section 4.21 of the Seller Disclosure
                    Schedule:

                    (i) each of the Company and its subsidiaries, and the properties and assets owned by them, and to the Actual Knowledge of the Company, all properties operated, leased, managed or used by the Company and its subsidiaries are in material compliance with all applicable Environmental Laws;

                   (ii) there is no Environmental Claim that is (1) pending or, to the Actual Knowledge of the Company, threatened against the Company or any of its subsidiaries or (2) pending or, to the Actual Knowledge of the Company, threatened against any person or entity whose liability for such Environmental Claim has been retained or assumed by contract or otherwise by the Company or any of its subsidiaries or can be imputed or attributed by law to the Company or any of its subsidiaries;

                   (iii) there are no material past or present actions,
                         activities, circumstances, conditions, events or incidents arising out of, based upon, resulting from or relating to the ownership, operation, lease or use of any property or assets currently or formerly owned, operated, leased or used by the Company or any of its subsidiaries (or any predecessor in interest of any of them), including, without limitation, the generation, storage, treatment or transportation of any Hazardous Materials, or the emission, discharge, disposal or other Release or threatened Release of any Hazardous Materials into the Environment which is presently expected to result in an Environmental Claim;

                    (iv) no lien has been recorded under any Environmental Law with respect to any material property, facility or asset owned by the Company or any of its subsidiaries; and to the Actual Knowledge of the Company, no lien has been recorded under any Environmental Law with respect to any material property, facility or asset, operated, leased or managed or used by the Company or its subsidiaries and relating to or resulting from the Company's or its subsidiaries' operations, lease, management or use and for which the Company or its subsidiaries may be legally responsible;

                    (v) neither the Company nor any of its subsidiaries has received written notice that it has been or may be identified as a potentially responsible party or any request for information under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state or local law nor has the Company or any of its subsidiaries received any written notification that any Hazardous Materials that it or any of their respective predecessors in interest has used, generated, stored, treated, handled, transported or disposed of, or arranged for transport for treatment or disposal of, or arranged for disposal or treatment of, has been found at any site at which any person is conducting or plans to conduct an investigation or other action pursuant to any Environmental Law;

                    (vi) to the Actual Knowledge of the Company, there has been no Release of Hazardous Materials at, on, upon, under, from or into any real property in the vicinity of any property currently owned by the Company or any of its subsidiaries that, through soil, air, surface water or groundwater migration or contamination, has become located on, in or under such owned properties and, to the Actual Knowledge of the Company, there has been no Release of Hazardous Materials at, on, upon, under or from any property currently or formerly operated, leased, managed or used by the Company or any of its subsidiaries that through soil, air, surface water or groundwater migration or contamination has become located on, in or under such operated, leased, managed or used properties as resulting from or relating to the Company's or any of its subsidiaries' operations, lease, management or use thereof of for which in each case the Company and any of its subsidiaries may be legally responsible;

                   (vii) no asbestos or asbestos containing material or any
                         polychlorinated biphenyls are contained within products presently manufactured and, to the best knowledge of the Company manufactured at any time by the Company or any of its subsidiaries and, to the Actual Knowledge of the Company there is no friable asbestos or asbestos containing material or any polychlorinated biphenyl in, on or at any property or any facility or equipment owned, operated, leased, managed or used by the Company or any of its subsidiaries;

                  (viii) no property owned by the Company or any of its
                         subsidiaries and to the Actual Knowledge of the Company, no property operated, leased, managed or used by the Company or any of its subsidiaries is (A) listed or proposed for listing on the National Priorities List under CERCLA or (B) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated under CERCLA, or on any comparable list published by any governmental or regulatory body;

                    (ix) no underground storage tank or related piping is
                         located at, under or on any property owned by the Company or any of its subsidiaries or to the Actual Knowledge of the Company, any property operated, leased, managed or used by the Company, nor to the actual knowledge of the Company, has any such tank or piping been removed or decommissioned from or at such property;

                     (x) all material environmental investigations, studies,
                         audits, or assessments conducted of which the Company has actual knowledge and custody or control in relation to the current or prior business or assets owned, operated, leased, managed or used of the Company or any of its subsidiaries or any real property, assets or facility now or previously owned, operated, leased, managed or used by the Company or any of its subsidiaries have been delivered to the Purchaser; and

                    (xi) each of the Company and its subsidiaries has obtained all permits, licenses and other authorizations ("Authorizations") required under any Environmental Law with respect to the operation of its assets and business and its use, ownership and operation of any real property, and each such Authorization is in full force and effect; and

                   (xii) to the Actual Knowledge of the Company, none of the
                         Company, nor any of its subsidiaries nor any of their respective predecessors in interest has sent any Hazardous Materials off-site for treatment, storage or disposal that is presently expected to result in an Environmental Claim.

          (b) For purposes of Section 4.21(a):

                    (i) "Actual Knowledge of the Company" means the actual knowledge of individuals at the corporate management level of the Company and its subsidiaries;

                    (ii) "Environment" means any surface water, ground water,
                         drinking water supply, land surface or subsurface strata, ambient air and including, without limitation, any indoor location;

                    (iii) "Environmental Claim" means (A) any written notice or claim by any person, including without limitation any governmental or regulatory body, alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, response costs, governmental costs, or harm, injuries or damages to any person, property or natural resources, and any fines or penalties) arising out of, based upon, resulting from or relating to (1) the emission, discharge, disposal or other Release or threatened Release in or into the Environment of any Hazardous Materials or (2) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law or (B) any Losses arising out of, based upon, resulting from or relating to any Remedial Action undertaken by the Purchaser as required by Environmental Laws and arising out of, based upon, resulting from or relating to the operations of the Company or any of its subsidiaries or any condition or circumstances relating to the Company or any of its subsidiaries, in each case, as existing on or prior to the Closing Date;

                    (iv) "Environmental Laws" means all currently applicable
                         federal, state, and local laws, codes, and regulations relating to pollution, occupational safety or health, the protection of the Environment or the emission, discharge, disposal or other Release or threatened Release of Hazardous Materials in or into the Environment;

                    (v) "Hazardous Materials" means pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes, and includes, without limitation, asbestos or asbestos-containing materials, PCBs and petroleum, oil or petroleum or oil products, derivatives or constituents; and

                    (vi) "Release" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the Environment (including the abandonment or discarding into the Environment of barrels, containers or other closed receptacles containing any Hazardous Materials).

          4.22 Absence of Undisclosed Liabilities.

          Neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments, that would be required to be listed as liabilities on the liability side of a balance sheet prepared in accordance with GAAP or disclosed in the notes thereto, without regard to materiality, except for (i) the liabilities recorded on the Combined Financial Statements and the notes thereto, (ii) liabilities or obligations incurred in the ordinary course of business and consistent with past practice since December 31, 1995, (iii) liabilities, obligations, leases or commitments described on the Seller Disclosure Schedule and (iv) liabilities which will be fully performed by the Company prior to or as of the Closing.

          4.23 Labor Matters.

          Each of the Company and its subsidiaries is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor any of its subsidiaries is engaged in any unfair labor practice. There is no labor strike, slowdown or stoppage pending (or, to the best knowledge of the Company, any labor strike or stoppage threatened) against or affecting the Company or any of its subsidiaries. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of the Company or any of its subsidiaries who are not currently organized.

          4.24 Patents and Trademarks.

          The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, trademark applications, trade names, inventions, processes, know-how and trade secrets necessary to the conduct of their respective businesses ("Proprietary Rights"). All material issued patents and trademark registrations and pending patent and trademark applications of the Proprietary Rights have previously been made available to the Purchaser. No rights or licenses to use Proprietary Rights have been granted by the Company or its subsidiaries except those listed in Section 4.24 of the Seller Disclosure Schedule; and no contrary assertion has been made to the Company or any of its subsidiaries or notice of conflict with any asserted right of others has been given by any person. The Company has not yet given notice of any asserted claim or conflict to a third party with respect to the Company's Proprietary Rights. True and complete copies of all material license agreements under which the Company or any of its subsidiaries is a licensor or licensee have been made available to the Purchaser.

          4.25 Inventory.

          Except as disclosed in Section 4.25 of the Seller Disclosure Schedule, all inventory reflected on the Combined Financial Statements and all inventory acquired since December 31, 1995, in either instance, other than inventory sold in the ordinary course of business consistent with past practice (the "Business Inventory") is, as of the date hereof, the property of the Company and its subsidiaries, free and clear of any lien, has not been pledged as collateral, and is not held on consignment from others.

          4.26 Balance Sheet Reserves.

          As of the Closing Date, the reserves for accounts receivable reflected in the Closing Date Statements have been established in accordance with GAAP and such reserves, taken as a whole, are adequate to cover any losses relating to collectability of accounts receivable; provided that no material change in the reserve accrual policies or collection policies of the Company and its subsidiaries is instituted by the Purchaser which affects the adequacy of such reserves on the Closing Date Statements.

    5. Representations and Warranties of each Selling Stockholder. Each Selling Stockholder, severally and not jointly, represents and warrants to the Purchaser as follows:

          5.1 Authority. Each Selling Stockholder has the legal capacity to execute and deliver this Agreement and to perform its or her obligations hereunder and to consummate the transactions contemplated hereby.

          5.2 Governmental Consents and Approvals. The execution and delivery of this Agreement by each Selling Stockholder, the performance by each Selling Stockholder of its or her obligations hereunder and the consummation by each Selling Stockholder of the transactions contemplated hereby do not and will not require any Selling Stockholder to obtain any material consent, approval or action of, or make any filing material with or give any notice to, any governmental or regulatory body or judicial authority, except as set forth in
          Section 5.2 of the Seller Disclosure Schedule.

          5.3 No Breach. The execution, delivery and performance by each Selling Stockholder of this Agreement and the consummation by each Selling Stockholder of the transactions contemplated hereby in accordance with the terms and conditions hereof will not, except as set forth in
          Section 5.3 of the Seller Disclosure Schedule: (i) violate, conflict with or result in the breach of any of the provisions of any material contract or other agreement to which any Selling Stockholder is a party or by or to which any Selling Stockholder or any of its or her respective assets or properties may be bound or subject or, (ii) upon receipt of the approvals referred to in Section 5.2 of the Seller Disclosure Schedule, violate any existing term or provision of any material law, regulation, order, writ, judgment, injunction or decree applicable to any Selling Stockholder or any of its or her respective assets or properties.

          5.4 Title. Upon delivery of the payment for the Shares as herein provided, the Purchaser will acquire good title to the Shares delivered by each Selling Stockholder, free and clear of any lien or other encumbrance (other than (i) liens or other encumbrances created by the Purchaser and (ii) the requirements of the Federal and state securities laws and state insurance laws respecting limitations on the subsequent transfer thereof).

          5.5 Brokers. Except for Deutsche Morgan Grenfell/C.J. Lawrence Inc. and Gleacher Natwest, no broker or finder has acted directly or indirectly for any Selling Stockholder, nor has any Selling

          Stockholder incurred any obligation to pay any brokerage, finder's fee or other commission in connection with the transactions contemplated by this Agreement.

    6. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to each of the Selling Stockholders and the Company as follows:

          6.1 Organization, Standing and Authority. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

          6.2 Execution and Delivery. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) or an implied covenant of good faith and fair dealing.

          6.3 Governmental Consents and Approvals. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not require the Purchaser to obtain any material consent, approval or action of, or make any filing with or give any notice to, any person, governmental or regulatory body or judicial authority except (i) as set forth in Section 6.3 of the Purchaser Disclosure Schedule and (ii) those which, if not obtained, could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated hereby.

          6.4 No Breach. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof will not: (i) violate any provision of the Articles of Incorporation or By-laws of the Purchaser, (ii) violate, conflict with or result in the breach of any of the provisions of any material contract or other agreement to which the Purchaser is a party or by or to which it or any of its assets or properties may be bound or subject or (iii) upon receipt of the approvals referred to in Section 6.3 of the Purchaser Disclosure Schedule, violate any existing term or provision of any material law, regulation, order, writ, judgment, injunction or decree applicable to the Purchaser.

          6.5 Financing. The Purchaser has sufficient funds to purchase the Shares in accordance with the terms of this Agreement and to pay all related fees and expenses.

          6.6 Purchase not for Distribution. The Shares to be acquired under the terms of this Agreement will be acquired by the Purchaser for its own account and not with a view to distribution. The Purchaser will not resell, transfer, assign or distribute the Shares, except in compliance with the registration requirements of the Securities Act of 1933, as amended, or pursuant to available exemption therefrom.

          6.7 Brokers. No broker or finder has acted directly or indirectly for the Purchaser, nor has the Purchaser incurred any obligation to pay any brokerage, finder's fee or other commission in connection with the transactions contemplated by this Agreement.

    7.  Covenants and Agreements.  The parties covenant and agree as follows:

          7.1 Conduct of Business. From the date hereof through the Closing Date, except as may otherwise be expressly required or permitted by this Agreement, each of the Selling Stockholders and the Company covenant that:

                    (a) The Company will, and will cause each of the Company and its subsidiaries to, (i) conduct the business of the Company and its subsidiaries only in the ordinary course of business, and (ii) use all commercially reasonable efforts to (A) preserve intact in all material respects the present business organization, reputation, and policyholder relations of each of the Company and its subsidiaries, and (B) maintain, in the ordinary course of business, in full force and effect all contracts and agreements referred to in Section
                         4.12 other than such contracts and agreements (1) that expire in accordance with their terms or (2) are terminated by any party thereto other than the Company or any subsidiary of the Company and other than contracts and agreements, the failure to so maintain does not have and cannot reasonably be expected to have a Material Adverse Effect.

                    (b) The Company will, and will cause each of its subsidiaries to, use commercially reasonable efforts to
                         (i) maintain all material Permits (including licenses, qualifications, and authorizations) of each of the Company and its subsidiaries to do business in each jurisdiction in which it is licensed, qualified, or authorized and (ii) continue in all material respects and consistent with practice on the date hereof all marketing and selling activities relating to the business, operations, and affairs of each of the Company and its subsidiaries.

                    (c) Neither the Company nor any of its subsidiaries will take any action that would result in a breach of any representation, warranty or covenant of this Agreement (including without limitation Section 4.17 hereof).

                    (d) Neither the Selling Shareholders, the Company, nor any of its subsidiaries shall without the consent of the Purchaser, (i) increase in any manner the compensation of any of the Company's or its subsidiaries' directors or officers or employees, except in the ordinary course of business and consistent with past practice; (ii) other than the fulfillment of existing obligations, pay or agree to pay any pension, retirement allowance or other employee benefit, or enter into or amend any contract, agreement or understanding with any of the Company's or its subsidiaries' past or present employees relating to any such pension, retirement allowance or other employee benefit; (iii) enter into or amend any employment, consulting or severance agreement with, any person; (iv) enter into or amend any contract, agreement or understanding with any of the Company's or its subsidiaries' past or present employees; and (v) except in the ordinary course of business and consistent with past practice or as may be required to comply with applicable law, become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement or amend any such plans, or arrangements. To the extent reserved against in the 1995 Consolidated Financial Statements, payment of cash compensation in lieu of unused vacation time shall not be considered an increase in compensation for purposes of the foregoing.

          7.2 Corporate Examinations and Investigations. Prior to the Closing Date, the Purchaser shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of the Company and its subsidiaries, and such reasonable examination of their books, records and financial condition as the Purchaser wishes. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each of the Selling Stockholders, the Company and its subsidiaries shall cooperate fully therein. In order that the Purchaser may have full opportunity to make such business, accounting and legal review, examination or investigation as it may wish of the business and affairs of the Company and its subsidiaries, each of the Selling Stockholders shall furnish and shall cause the Company and its subsidiaries to furnish the representatives of the Purchaser during such period with all such information and copies of such documents concerning the affairs of the Company and its subsidiaries as such representatives may reasonably request and shall cause their officers, employees, consultants, agents, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination, provided, that such review and examination shall not unreasonably interfere with the operation of the business of the Company and its subsidiaries. If this Agreement terminates, the Purchaser shall keep confidential and shall not use in any manner any information or documents obtained from any Selling Stockholder, the Company or any of its subsidiaries concerning the Company or any of its subsidiaries, their respective assets, liabilities, properties, business and operations, unless readily ascertainable from public or published information, or trade sources, or already known or subsequently developed by the Purchaser or any of its affiliates independently of any investigation of any of the Selling Stockholders, the Company and its subsidiaries or received from a third party not known by the Purchaser to be under an obligation to any of the Selling Stockholders, the Company or any of its subsidiaries to keep such information confidential. If this Agreement terminates, any documents obtained by the Purchaser from the Selling Stockholders, the Company or any of its subsidiaries shall promptly be returned.

          7.3 Regulatory Approvals.

                    (a) The Purchaser shall (i) take all reasonable steps necessary or appropriate, and use all commercially reasonable efforts, to obtain as promptly as practicable all necessary approvals, authorizations and consents of governmental and regulatory bodies required to be obtained by the Purchaser to consummate the transactions contemplated by this Agreement and (ii) cooperate with the Company in seeking to obtain all such approvals, authorizations and consents. The Purchaser shall use its reasonable best efforts to provide such information to governmental and regulatory bodies as such bodies or the Company may reasonably request.

                    (b)  Each of the Selling Stockholders and the Company shall
                         (i) take all reasonable steps necessary or appropriate, and use all commercially reasonable efforts, to obtain as promptly as practicable all necessary approvals, authorizations and consents of governmental and regulatory bodies required to be obtained by them to consummate the transactions contemplated by this Agreement and (ii) cooperate with the Purchaser in seeking to obtain all such approvals, authorizations and consents. Each of the Selling Stockholders and the Company shall, and the Company shall cause its subsidiaries to, use their reasonable best efforts to provide such information and communications to governmental and regulatory bodies as such agencies or the Purchaser may reasonably request.

                    (c) Each of the parties shall provide to the other party copies of all applications in advance of filing or submission of such applications to governmental or regulatory bodies in connection with this Agreement.

          7.4 Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable prior to and after the Closing Date to carry out the provisions of this Agreement and the transactions contemplated hereby. Each such party shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable. The Company and the Selling Stockholders acknowledge that the Purchaser will be required to file with the Securities and Exchange Commission a report on Form 8-K which must include audited financial statements of the Company and its subsidiaries. The Company will use its reasonable best efforts to cooperate with the Purchaser and the Purchaser's accountants in preparing such audited financial statements prior to the Closing.

          Without limiting the generality of the foregoing, the parties shall use their reasonable best efforts to file promptly with the FTC and Justice complete and accurate notification and report forms with respect to the transactions contemplated hereby pursuant to HSR, and to file such additional information and documentary materials as may be requested pursuant to HSR, sufficiently in advance of the Closing Date to allow the period of time specified by HSR, and any extensions thereof, to expire prior to the Closing Date. Notwithstanding any provision of this Agreement, the Purchaser shall not be obligated to contest in court or before any governmental or regulatory body any action or decision taken by the FTC or Justice or any other governmental or regulatory body challenging the consummation of the transactions contemplated by this Agreement, and nothing contained in this Agreement shall require the Purchaser or its affiliates to agree to hold separate or to divest the Shares or any of the assets, properties or businesses of the Company or the Purchaser or any of its affiliates or otherwise agree to the imposition of any limitation on the ability of the Purchaser to exercise full rights of ownership of the Shares or the ability of the Purchaser to conduct the businesses conducted by the Company or the businesses contemplated hereby.

          7.5 Amendment of Disclosure Schedules. From time to time prior to the Closing Date, any of the parties hereto may deliver to the other a written supplement or amendment to the sections of the Disclosure Schedules relating to their respective representations and warranties in this Agreement with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring on the date hereof, would have been required to be set forth or described in their respective sections of the Disclosure Schedules. In the event that the Purchaser, on the one hand, or the other parties hereto, on the other hand, so supplement or amend sections of the Disclosure Schedules, no such supplement or amendment will be effective prior to the Closing, including for purposes of determining whether the conditions to any party's obligations under Section 8 or 9 hereof have been satisfied, but the Disclosure Schedules as so supplemented and amended shall, as of the Closing and thereafter, be the Disclosure Schedules for purposes of applying Section 12 hereof. In the event the Closing does not occur, the initial Disclosure Schedules shall constitute the Disclosure Schedules for determining any inaccuracy in, or breach of, any representations and warranties of any party.

          7.6 Assignment of Family Trust Notes. The Company agrees not to assign any of its rights and interests in the Notes listed on Section 7.6 of the Seller Disclosure Schedule without the prior written consent of Trustee D, which consent shall not be unreasonably withheld.

          7.7 Guarantee. If requested by the Board of Directors of the Company, the Purchaser agrees to provide a full and unconditional guarantee (subject to the Purchaser's right to offset against amounts owing to the Company from the Notes listed on Section 7.6 of the Seller Disclosure Schedule) relating to the Company's obligations under the Notes listed on Section 7.7 of the Seller Disclosure Schedule.

          7.8 No Solicitation. Each of the Company and the Selling Stockholders agrees that, prior to the Closing Date, it shall not, and shall not authorize or permit any of the Company's subsidiaries or any of directors, officers, employees, agents or representatives of the Company or its subsidiaries or any agents or representatives of the Selling Stockholders to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or its subsidiaries or acquisition of any kind of all or substantially all of the assets or capital stock of the Company and its subsidiaries taken as a whole (an "Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party (other than the Purchaser) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby.

          7.9 Environmental Supplemental Review. To supplement the Environmental Assessment of the Mearl Corporation Facilities prepared for Simpson Thacher & Bartlett on behalf of Mearl Corporation by ENVIRON Corporation ("Environ"), dated March 8, 1996 (the "Environ Report") to the extent necessary to develop the Environmental Estimate, the Company and the Purchaser shall jointly retain Environ to undertake a review of the following matters to the extent they are reasonably likely to result in an Environmental Claim: (i) the Company's and each of the subsidiaries' currently owned, leased or operated real property and facilities, which review may include, without limitation, sampling and testing of soil and ground-water to the extent reasonably necessary to identify and estimate actual and potential liability arising from any past Releases and threatened Releases of Hazardous Materials into the Environment at, under, or impacting such real property and facilities; (ii) the Company's and each of the subsidiaries' formerly owned, operated or leased real property and facilities, which review may include, as appropriate, any of the following but shall be limited to the following: interviews with former and current employees of the Company and each of its subsidiaries, review of records of the Company and each of its subsidiaries, review of environmental databases and other publicly available information, contacts with any relevant governmental or regulatory body and review of relevant documents maintained or generated by such body; (iii) the Company's and each of its subsidiaries' actual or alleged disposal of, arranging for disposal or treatment of, or arranging for transportation for disposal or treatment of Hazardous Materials at any location other than a currently or formerly owned, operated or leased real property or facility, which review may include, as appropriate, any of the following but shall be limited to the following: interviews with former and current employees of the Company and each of its subsidiaries, review of records of the Company and each of its subsidiaries, review of environmental databases and other publicly available information, contacts with any relevant governmental or regulatory body and review of relevant documents maintained or generated by such body; and (iv) the Company and each of its subsidiaries' compliance with Environmental Laws with respect to current and former operations, which review may include, as appropriate, any of the following but shall be limited to the following: site visits to the Company's and each of its subsidiaries' currently owned, operated or leased real property and facilities, interviews with current and former employees of the Company and each of its subsidiaries, review of records of the Company and each of its subsidiaries, review of environmental databases and other publicly available information, contacts with any relevant governmental or regulatory body and review of relevant documents maintained or generated by such body (collectively, the "Supplemental Review"). The Selling Stockholders, the Company and the Purchaser shall use their reasonable best efforts to cause Environ to complete the Supplemental Review within sixty (60) days after the Closing Date and, promptly following such completion, to estimate the total of all Losses which could reasonably be expected to result from any Environmental Claim against or relating to the Company or any of its subsidiaries within five (5) years after the Closing Date (the "Environmental Estimate"). The fees and expenses of Environ shall be borne (i) 50% by the Company (and such expense shall be paid or accrued on the Closing Date Statements to the extent unpaid) and (ii) 50% by the Purchaser.

    8. Conditions Precedent to the Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by the Purchaser of the following conditions:

          8.1 Representations and Warranties; Covenants and Agreements. (a) The representations and warranties of the Selling Stockholders and the Company contained in this Agreement and in any certificate or document executed and delivered by the Selling Stockholders and the Company pursuant to this Agreement shall be true, accurate and complete in all respects except where the failure to be true, accurate and complete in all respects would not result in a Material Adverse Effect on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except that any such representations and warranties that are given as of a specified date and relate solely to a specified date or period shall be true, accurate and complete in all respects except where the failure to be true, accurate and complete in all respects would not result in a Material Adverse Effect as of such date or period). The Company shall have delivered to the Purchaser a certificate, dated the Closing Date and signed on its behalf by one of its Executive Officers, to the foregoing effect. Each Selling Stockholder shall have delivered to the Purchaser a certificate, dated the Closing Date, to the foregoing effect.

                    (b) Each of the Selling Stockholders and the Company shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date. The Company shall have delivered to the Purchaser a certificate, dated the Closing Date and signed on its behalf by one of its Executive Officers, to the foregoing effect.

          8.2 Governmental Permits and Approvals; Illegality. (a) All approvals, authorizations, consents, Permits and licenses from governmental and regulatory bodies set forth in Section 4.3 of the Seller Disclosure Schedule and Section 6.3 of the Purchaser Disclosure Schedule required for the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect and shall no longer be subject to any conditions or limitations other than the occurrence of the Closing (and other than customary conditions uniformly imposed by regulatory authorities in connection with similar acquisitions), and the Purchaser shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations, consents, Permits and licenses.

                    (b) There shall not be in effect any statute, rule, regulation or order of any court, governmental or regulatory body which prohibits or makes illegal the transactions contemplated by this Agreement.

          8.3 Litigation. There shall be no Litigation pending or threatened which seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement or to impose limitations on the ability of the Purchaser to exercise full rights of ownership of the Shares or to require the divestiture by the Purchaser of the Shares or by the Company, the Purchaser or any of its affiliates of any assets or businesses, which the Purchaser reasonably believes presents a material risk that it or its affiliates (including the Company and its subsidiaries after the Closing Date) would not realize substantially all of the benefits of the transactions contemplated by this Agreement or would suffer substantial monetary damages (without regard to whether such Litigation is being indemnified against under this Agreement).

          8.4 Third Party Consents. There shall have been obtained all consents and approvals from parties to contracts or other agreements with any of the Selling Stockholders and the Company and its subsidiaries that are required in connection with the performance by any of the Selling Stockholders and the Company and its subsidiaries of their obligations under this Agreement, except for such consents and approvals the failure of which so to have obtained could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.5 No Material Adverse Effect. Since December 31, 1995, there shall not have been a Material Adverse Effect or any event that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          8.6 Opinion of Counsel to Company. The Purchaser shall have received the opinion of Simpson Thacher & Bartlett, counsel to the Company, and a special New Jersey counsel to the Company, dated the Closing Date, addressed to the Purchaser, substantially in the form of Exhibit B-1 and B-2, respectively.

          8.7 Corporate Action. The Purchaser shall have received: (i) a copy of the resolution or resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of the Company authorizing the execution, delivery and performance by the Company of this Agreement, certified by the Secretary or an Assistant Secretary of the Company, (ii) a certificate of the Secretary or an Assistant Secretary of the Company as to the incumbency and signatures of the officers of the Company executing this Agreement and

                   (iii) evidence reasonably satisfactory to the Purchaser that all directors of the Company have resigned from their respective positions.

          8.8 Discharge of Certain Indebtedness. At or prior to the Closing, the outstanding indebtedness of certain affiliates to the Company listed on Section 8.8 of the Seller Disclosure Schedule shall have been repaid in full.

          8.9 Escrow Agreement. The Selling Stockholders shall have executed and delivered the Escrow Agreement.

          8.10 Hart-Scott Rodino. The waiting period under HSR, including any extension thereof, shall have expired or been terminated.

    9. Conditions Precedent to the Obligations of the Selling Stockholders and the Company. The obligations of each of the Selling Stockholders and the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or, where permissible, waiver by each of the Selling Stockholders and the Company of the following conditions:

          9.1 Representations and Warranties; Covenants and Agreements. (a) The representations and warranties of the Purchaser contained in this Agreement and in any certificate or document executed and delivered by it pursuant to this Agreement shall be true, accurate and complete in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except that any such representations and warranties that are given as of a specified date and relate solely to a specified date or period shall be true, accurate and complete in all material respects as of such date or period). The Purchaser shall have delivered to each of the Selling Stockholders and the Company a certificate, dated the Closing Date and signed on its behalf by one of its Executive Officers to the foregoing effect.

                    (b) The Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except for failures to perform and comply which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated hereby. The Purchaser shall have delivered to each of the Selling Stockholders and the Company a certificate, dated the Closing Date and signed by one of its Executive Officers, to the foregoing effect.

          9.2 Governmental Permits and Approvals; Illegality. (a) All approvals, authorizations, consents, Permits and licenses from governmental and regulatory bodies set forth in Section 4.3 of the Seller Disclosure Schedule and Section 6.3 of the Purchaser Disclosure Schedule required for the transactions contemplated by this Agreement shall have been obtained and be in full force and effect and shall no longer be subject to any conditions or limitations other than the occurrence of the Closing (and other than customary conditions uniformly imposed by regulatory authorities in connection with similar acquisitions), and each of the Selling Stockholders and the Company shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations, consents, Permits and licenses.

                    (b) There shall not be in effect any statute, rule, regulation or order of any court, governmental or regulatory body which prohibits or makes illegal the transactions contemplated by this Agreement.

          9.3 Litigation. There shall be no Litigation pending or threatened which seeks to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement, which any Selling

          Stockholder or the Company believes presents a material risk that it or its affiliates (not including the Company and its subsidiaries after the Closing Date) would suffer substantial monetary damages (without regard to whether such Litigation is being indemnified against under this Agreement).

          9.4 Third Party Consents. There shall have been obtained all consents and approvals from parties to contracts or other agreements with the Purchaser that are required in connection with the performance by the Purchaser of its obligations under this Agreement, except for such consents and approvals the failure of which so to have obtained could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated hereby.

          9.5 Opinion of Counsel to the Purchaser. Each of the Selling Stockholders and the Company shall have received the opinion of Cahill Gordon & Reindel, Counsel to the Purchaser, dated the Closing Date, addressed to each of the Selling Stockholders and the Company, substantially in the form of Exhibit C.

          9.6 Corporate Action. Each of the Selling Stockholders and the Company shall have received: (i) a copy of the resolution or resolutions duly adopted by the Board of Directors (or a duly authorized committee thereof) of the Purchaser authorizing the execution, delivery and performance by the Purchaser of this Agreement, certified by the Secretary or an Assistant Secretary of the Purchaser; and (ii) a certificate of the Secretary or an Assistant Secretary of the Purchaser as to the incumbency and signatures of the officers of the Purchaser executing this Agreement.

          9.7 Hart-Scott Rodino. The waiting period under HSR, including any extension thereof, shall have expired or been terminated.

    10. Survival of Representations and Warranties. The Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of each of the Selling Stockholders and the Company contained in this Agreement. Each of the Selling Stockholders and the Company has the right to rely fully upon the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement. All such representations and warranties shall survive three years from the Closing Date, except that (i) if the Environmental Estimate is more than $10,000,000, the representations and warranties contained in Section
        4.21 shall survive five years from the Closing Date and (ii) representations and warranties contained in Section 4.20 (such matters being provided for by Section 11 hereof) shall not survive the Closing.

    11.  Tax Matters.

          11.1 Tax Indemnification.

                    (a) Following the Closing and until the expiration of the applicable statute of limitations, subject to Section 11(f), the Selling Stockholders, severally and not jointly, shall indemnify the Purchaser and hold it harmless from and against any and all liability for Taxes of the Company and its subsidiaries for the Pre-Closing Tax Period. Notwithstanding the foregoing, the Selling Stockholders shall not indemnify and hold harmless the Purchaser from any liability for Taxes attributable to (i) Taxes of the Company and its subsidiaries for the Pre-Closing Tax Period to the extent of the accrual, if any, established therefor in the Closing Date Statements or (ii) any action taken after the Closing by the Purchaser (a "Purchaser Tax Act") or attributable to a breach by the Purchaser of any covenant contained in Section 11.2 of this Agreement. Estimated Taxes paid by the Company and its subsidiaries on or prior to the Closing Date shall be credited to Taxes with respect to the Pre-Closing Tax Period. The Selling Stockholders' responsibility under this Section 11.1 to indemnify and hold harmless the Purchaser against, or to pay or cause to be paid, any Taxes shall not include any such responsibility with respect to the amount of any Taxes collected or withheld by the Company and its subsidiaries (including, without limitation, all sales and use taxes and all withholding or employment taxes) with respect to events occurring through the Closing Date, the proceeds of which are held by the Company or any of its subsidiary on the Closing Date.

                    (b) Following the Closing and until the expiration of the applicable statute of limitations, subject to Section 11.1(f), the Purchaser shall, and shall cause the Company and each subsidiary to, indemnify the Selling Stockholders and hold them harmless from (i) all liability for Taxes of the Company or any subsidiary of the Company for any taxable period ending after the Closing Date (except to the extent such taxable period began before the Closing Date, in which case the Purchaser's indemnity will cover only that portion of any such Taxes that are not attributable to the Pre-Closing Tax Period), (ii) all liability for Taxes attributable to a Purchaser Tax Act or to a breach by the Purchaser of any covenant contained in Section 11.2, and (iii) all liability for Taxes of the Company or any subsidiary of the Company for the Pre-Closing Tax Period to the extent of the accrual, if any, established therefor in the Closing Date Statements.

                    (c)  In the case of any Straddle Period:

                         (i) real, personal and intangible property Taxes ("property Taxes") of the Company or any subsidiary of the Company for the Pre-Closing Tax Period shall be equal to the amount of such property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the total number of days in the Straddle Period; and

                         (ii) the Taxes of the Company or any subsidiary of the Company (other than property Taxes) for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

                    (d) The Selling Stockholders' indemnity obligation in respect of Taxes for a Straddle Period shall initially be effected by payment to the Purchaser of the excess of (i) such Taxes for the Pre-Closing Tax Period over
                         (ii) the amount of such Taxes paid by the Company or any subsidiary of the Company on or prior to the Closing Date. Each of the Selling Stockholders shall initially pay its pro rata portion of such excess to the Purchaser within 30 days after written demand thereof is made by the Purchaser (but no earlier than the date on which the Taxes for the relevant taxable period are required to be paid to the relevant Taxing Authority). If the amount of such Taxes paid by the Selling Stockholders at any time plus the amount of such Taxes paid by the Company or any subsidiary of the Company on or prior to the Closing Date exceeds the amount of such Taxes for the Pre-Closing Tax Period, the Purchaser shall pay to the Selling Stockholders the amount of such excess (i) in the case of property Taxes, at the Closing (the "Closing Tax Adjustment Amount") and (ii) in all other cases, within 30 days after the Return with respect to the final liability for such Taxes is required to be filed with the relevant Taxing Authority. The payments to be made pursuant to this paragraph by the Selling Stockholders or the Purchaser with respect to a Straddle Period shall be appropriately adjusted to reflect any final determination (which shall include the execution of Form 870-AD or successor form) with respect to Straddle Period Taxes.

                    (e) Procedures Relating to Indemnification of Tax Claims. If a claim shall be made by any Taxing Authority, which, if successful, might result in an indemnity payment to a party or parties (the "First Party"), pursuant to this Section 11.1(e), the First Party shall promptly and in any event no more than 30 days following the First Party's receipt of such claim, give notice to the other party (the "Second Party") in writing of such claim (a "Tax Claim"); provided, however, the failure of the First Party to give such notice shall not affect the indemnification provided hereunder except to the extent the Second Party has been actually prejudiced as a result of such failure (except the Second Party shall not be liable for any expenses incurred during the period in which the First Party failed to give such notice).

     With respect to any Tax Claim relating to a taxable period ending on or prior to the Closing Date, Mattin, on behalf of the Selling Stockholders, shall control all proceedings and may make all decisions taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in her sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing Authority with respect thereto, and may, in her sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner. Mattin, on behalf of the Selling Stockholders, and the Purchaser shall jointly control all proceedings taken in connection with any Tax Claim relating solely to Taxes of the Company or any subsidiary of the

Company for a Straddle Period. The Purchaser shall control all proceedings with respect to any Tax Claim relating to a taxable period beginning after the Closing Date.

     Mattin, on behalf of the Selling Stockholders, the Purchaser, the Company and each subsidiary of the Company shall reasonably cooperate with each other in contesting any Tax Claim, which cooperation shall include the retention and, upon the request of the party or parties controlling proceedings relating to such Tax Claim, the provision to such party or parties of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

     In no case shall any of the Purchaser, the Company or any subsidiary of the Company settle or otherwise compromise any Tax Claim relating to a taxable period ending on or prior to the Closing Date without the prior written consent of Mattin on behalf of the Selling Stockholders. None of the Selling Stockholders, the Purchaser, the Company or any subsidiary of the Company shall settle a Tax Claim relating to Taxes of the Company or any subsidiary of the Company for a Straddle Period without the prior written consent of both Mattin, on behalf of the Selling Stockholders and the Purchaser. In no case shall Mattin settle or otherwise compromise any Tax Claim relating to or which could affect a taxable period beginning after the Closing Date without the Purchaser's prior written consent. In the event that any party violates the provisions of this paragraph (relating to the settlement or compromise of Tax Claims), such party shall not be entitled to any indemnity payments with respect to any indemnifiable claim (relating to such Tax Claims) pursuant to this Section 11.1.

                    (f) Neither any Selling Stockholder nor the Purchaser shall be liable under Section 11 unless the aggregate amount of all Tax liabilities (which, individually, shall be at least $50,000) and all liabilities under Section 12.1(a) and (b) equal or exceed $1 million, in which case it shall be liable only for such liability or liabilities in excess of $1 million, and (ii) (A) in the case of a Selling Stockholder, the maximum amount of any indemnity pursuant to Section 11, 12.1(a) and 12.1(b) for which any Selling stockholder is liable shall be limited to its pro rata share of $23,650,000 and (B) in the case of the Purchaser, the maximum amount of any indemnity pursuant to Section 11 and 12.2 for which the Purchaser is liable shall be limited to $23,650,000.

          11.2 Other Tax Matters.

                    (a) The Purchaser and the Selling Stockholders agree that to the extent permissible, they will elect to close the taxable years of the Company and each subsidiary of the Company on the Closing Date. For any Straddle Period of the Company or any subsidiary of the Company, the Purchaser shall timely prepare and file with the appropriate authorities all Tax Returns required to be filed and shall pay all Taxes due with respect to such Tax Returns, and such Tax Returns shall be prepared consistently with past practices; provided, however, that each of the Selling Stockholders, severally and not jointly, shall reimburse the Purchaser (in accordance with the procedures set forth in Section
                         11.1 (c)) for any amount owed by it pursuant to Section
                         11.1 with respect to any Straddle Period covered by such Tax Returns to the extent such amount exceeds the accrual for Taxes, if any, established therefor in the Closing Date Statements. For any taxable period of the Company or any subsidiary of the Company that ends on or before the Closing Date, Mattin, on behalf of the Selling Stockholders, shall timely prepare and file with the appropriate authorities all Tax Returns required to be filed and shall pay all Taxes due with respect to such Tax Returns to the extent such amount exceeds the accrual for Taxes, if any, established therefor in the Closing Date Statements.

                    (b) The Selling Stockholders, the Company, each subsidiary of the Company and the Purchaser shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and other representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. The Purchaser and the Selling Stockholders recognize that Mattin, on behalf of the Selling Stockholders, and her agents and other representatives will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Company and its subsidiaries to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, the Purchaser agrees, and agrees to cause the Company and each Subsidiary, (i) to use its best efforts to properly retain and maintain such records until such time as Mattin agrees that such retention and maintenance is no longer necessary and (ii) to allow Mattin and her agents and other representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Mattin, her agents and other representatives may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at the Selling Stockholders' expense. None of the Purchaser, the Company or any subsidiary of the Company shall file or cause to be filed any amended Return of the Company or any subsidiary of the Company for any Pre-Closing Tax Period without the prior written consent of Mattin, on behalf of the Selling Stockholders, which consent may be withheld in her sole discretion; provided, however that if an amended Return of the Company or any subsidiary of the Company for a Pre-Closing Tax Period must be filed (i) to carry back a Tax attribute generated after the Closing Date to a taxable period ending on or before the Closing Date and
                         (ii) the Code does not permit an election to waive the right to carry back such Tax attribute, then Mattin's consent to the filing of such amended return shall not be unreasonably withheld.

                    (c) The amount or economic benefit of any refunds, credits or offsets of Taxes of the Company or any subsidiary of the Company for any taxable period ending on or before the Closing Date shall be for the account of the Selling Stockholders. The amount or economic benefit of any refunds, credits or offsets of Taxes of the Company or any subsidiary of the Company for any taxable period beginning after the Closing Date shall be for the account of the Purchaser. The amount or economic benefit of any refunds, credits or offsets of Taxes of the Company or any subsidiary of the Company for any Straddle Period shall be equitably apportioned between the Selling Stockholders and the Purchaser. Provided that the non-requesting party, acting in good faith, determines that there is a reasonable basis for filing a claim with the relevant Taxing Authority, each party shall, if the other party so requests and at such other party's expense, cause the Company and each subsidiary of the Company to file for and obtain any refunds, credits or offsets to Taxes to which the requesting party is entitled under this Section 11.2(c). The Purchaser shall permit Mattin, on behalf of the Selling Stockholders, to control the prosecution of any such claim relating solely to one or more taxable periods ending on or before the Closing Date and, where deemed appropriate by Mattin, shall cause the Company and each subsidiary of the Company to authorize by appropriate powers of attorney such persons as Mattin shall designate to represent the Company or such subsidiary of the Company with respect to such refund claim. Each party shall forward, and shall cause its affiliates to forward, to the party entitled pursuant to this Section 11.2(c) to receive the amount or economic benefit of a refund, credit or offset to Tax, the amount of such refund, or the economic benefit of such credit or offset to Tax, within ten days after such refund is received or after such credit or offset is allowed or applied against other Tax liability, as the case may be. The Purchaser agrees that it shall not cause or permit the Company or any subsidiary of the Company to carry back to any taxable period ending on or prior to the Closing Date any net operating loss, loss from operations or other Tax attribute, and further agrees that the Selling Stockholders have no obligation under this Agreement to return or remit any refund or other Tax benefit attributable to a breach by the Purchaser of the foregoing undertaking. The Selling Stockholders agree, however, that to the extent that the Company or any subsidiary of the Company realizes any Tax attribute after the Closing Date that must be carried back to a taxable period ending on or prior to the Closing Date, to permit such carryback, and to cooperate in the filing of any required returns or claims for refund (in which case any Tax Benefit or refund shall be for the benefit of the Purchaser).

                    (d) In calculating the amount of any claim for indemnification under Section 11.1 or 12.1 hereunder, any amount payable shall be reduced by (i) any Tax

                         Benefit realized in connection with the payment, incurrence or accrual of the indemnified loss, calculated at the Effective Tax Rate, and (ii) by any Offsetting Tax Benefit, calculated at the Effective Tax Rate. The term "Tax Benefit" means the amount by which the liability for Taxes payable and owing to the appropriate taxing authority by the Purchaser, the Company or any subsidiary of the Company is or would be reduced by loss, deduction, refund or credit, determined as set forth below. The term "Offsetting Tax Benefit" means the amount of any Tax Benefit realized by the Purchaser, the Company or any subsidiary of the Company in a taxable period as to which the Purchaser is responsible for Taxes attributable to an adjustment resulting in an additional liability for Taxes in a taxable period as to which Sellers are responsible for Taxes hereunder, determined as set forth below. The "Effective Tax Rate" means the sum of (i) the maximum federal income tax rate imposed on corporations for the period in question plus (ii) the product of (A) the weighted average of the maximum state and local income tax rates imposed by all jurisdictions entitled to tax income of the Purchaser, the Company or any subsidiary of the Company, as the case may be, times (B) one minus the maximum federal income tax rate referred to in clause (i). For purposes of the determination of any Tax Benefit and any Offsetting Tax Benefit, it shall be assumed that (i) any Tax Benefit of the Purchaser, the Company or any subsidiary of the Company (including any Offsetting Tax Benefit) will currently reduce income that is taxable at the Effective Tax Rate, (ii) the Purchaser, the Company or any subsidiary of the Company shall have sufficient taxable income to use any Tax Benefit (including any Offsetting Tax Benefit) in the respective taxable periods in which such Tax Benefit (including any Offsetting Tax Benefit) first arose or will first arise and (iii) the failure of the Purchaser, the Company or any subsidiary of the Company to claim a Tax Benefit or an Offsetting Tax Benefit shall not preclude an indemnifying party from receiving the benefit hereunder.

                    (e) each of the Selling Stockholders hereby appoints Mattin as its agent and attorney-in-fact to take any actions to be taken by such Selling Stockholder pursuant to this Section 11 and authorizes Mattin, in her sole discretion, to refrain from taking any such action.

    12. Indemnification.

          12.1 Indemnification by Selling Stockholders.

                    (a) Subject to Sections 11.2(d) and 12.1(c) and (d), each of the Selling Stockholders, severally and not jointly, shall indemnify and hold harmless the Purchaser from and against any and all Losses incurred or suffered by the Purchaser and its officers, directors, affiliates, employees, agents and representatives arising out of or resulting from or relating to (i) any breach of any of the representations or warranties made by the Company in this Agreement (except for representations or warranties contained in Sections 4.20 and 4.21),(ii) any breach of any of the representations or warranties made by the Company in Section 4.21 of this Agreement (such breach being determined for purposes of this Section 12.1(a)(ii) without regard to whether or not the conditions or events giving rise to such breach were disclosed in Section 4.21 of the Seller Disclosure Schedule and whether or not the Company had Actual Knowledge of the conditions or events giving rise to such breach) but only to the extent that such breach results in Losses arising from (A) Environmental Claims not reserved against in the 1995 Combined Financial Statements or the Closing Date Statements relating to the disposal or Release of Hazardous Materials at any location not owned or leased by the Company or any subsidiary but only to the extent that such Losses exceed $1,100,000 or (B) any other Environmental Claims not reserved against in the 1995 Combined Financial Statements or the Closing Date Statements but only to the extent that such Losses exceed $1,000,000 or (iii) any failure by the Company to perform any of its respective covenants or agreements contained in this Agreement (except for covenants or agreements contained in Section 11); provided that the Selling Stockholders shall not be liable after three years from the date hereof for any claim unless the Selling Stockholders have received written notice of such claim prior to the expiration of the three year period, setting forth the claimed misrepresentation or breach of warranty or failure to perform covenants or agreements, and such claim is still pending and outstanding.

                    (b) Subject to Section 12.1(d), each of the Selling Stockholders, severally and not jointly, shall indemnify and hold harmless the Purchaser from and against any and all Losses incurred or suffered from and until three years after the Closing by the Purchaser and its officers, directors, affiliates, employees, agents and representatives arising out of or resulting from or relating to (i) any breach of any of the representations or warranties made by it or on its behalf in this Agreement, or (ii) any failure by it to perform any of its covenants or agreements contained in this Agreement (except for covenants or agreements contained in Section 11); provided that the Selling Stockholders shall not be liable after three years from the date hereof for any claim hereunder unless the Selling Stockholders have received written notice of such claim prior to the expiration of the three year period, setting forth the claimed misrepresentation or breach of warranty or failure to perform covenants of agreements, and such claim is still pending and outstanding.

                    (c) If the Environmental Estimate exceeds $10,000,000, each of the Selling Stockholders severally and not jointly shall indemnify and hold harmless the Purchaser and its officers, directors, affiliates, employees and agents, subject to Section 12.1(d)(i), in a maximum aggregate amount of $22,500,000 solely in respect of its pro rata share of Losses indemnifiable under Section 12.1(a)(ii) in addition to their obligations under Section 12.1(a); provided that the Selling Stockholders shall not be liable in respect of such additional Losses (i) after five years from the date hereof unless the Selling Stockholders have received written notice of the Environmental Claim giving rise to such Loss prior to the expiration of such five year period, setting forth the Environmental Claim, and such claim is still pending and outstanding , and (ii) except to the extent such additional Losses exceed $666,666. Mattin hereby unconditionally guarantees payment by the other Selling Stockholders of their pro rata share of their obligations under this Section 12.1(c). The Purchaser, the Company and any other indemnified person shall be entitled to collect against Mattin in respect of Environmental Claims without first having to seek recourse against the other Selling Stockholders.

                    (d)  (i) No Selling Stockholder shall be liable under
                         Section 12.1(a), (b) or (c) unless the aggregate amount of all Losses (which, individually, shall be at least $50,000) and all liabilities under Section 11.1 equal or exceed $1 million (the "Threshold Amount"), in which case it shall be liable only for such Loss or Losses in excess of the Threshold Amount, and (ii) the maximum amount of any indemnity pursuant to Sections 11.1, 12.1(a) and 12.1(b) for which it is liable shall be limited to its pro rata share of the Escrow Deposit. Solely for the purposes of Sections 12.1(a)(i), 12.1(a)(ii) and 12.1(c), any materiality standard set forth in the representations or warranties made by the parties hereto shall be disregarded in determining whether a representation or warranty has been breached and in calculating the amount of Losses indemnifiable thereunder.

                    (e) Any Losses relating to any Remedial Action shall be subject to indemnification hereunder only to the extent that such Remedial Action is (i) required under Environmental Laws, (ii) required by a governmental or regulatory body or undertaken by the Purchaser or the Company in a commercially reasonable manner (without regard to the availability of indemnification hereunder) and (iii) consistent with remedial standards and procedures applicable to properties used for industrial purposes unless other remedial standards and procedures are required by the governmental or regulatory body with jurisdiction over the remedial action.

                    (f) Except as provided in Section 12.1(c), the Purchaser shall look only to the Escrow Deposit to satisfy its rights under Section 12.1(a) and (b). This Section 12.1 and any other indemnification provided for under this Agreement shall be the sole and exclusive remedy of the

                         Purchaser under this Agreement with respect to any matter covered by the representations, warranties, covenants and agreements in this Agreement, other than claims arising out of fraud or willful misconduct. The Purchaser expressly waives any statutory, common law, or other claims with respect to such matters.

          12.2 Indemnification by the Purchaser. From and until three years after the Closing, the Purchaser shall indemnify and hold harmless each of the Selling Stockholders from and against any and all Losses incurred or suffered by them and their respective affiliates and their respective officers, directors, employees, agents and representatives arising out of, resulting from, or relating to (i) any breach of any of the representations or warranties made by the Purchaser in this Agreement, or (ii) any failure by the Purchaser to perform any of its covenants or agreements contained in this Agreement; provided, that the Purchaser shall not be liable under this Section 12.2 unless the aggregate amount of all such Losses (which, individually, shall be at least $50,000) equals or exceeds the Threshold Amount, in which case the Purchaser shall be liable only for such Loss or Losses in excess of such Threshold Amount and that the maximum amount of any indemnity pursuant to Section 11.1 and this Section 12.2 shall be limited to $23,650,000. For the purposes of calculating the amount of Losses indemnifiable under Section 12.2(i), such amount shall be calculated without reference to any materiality standard set forth in the applicable representations or warranties.

          12.3 Procedure. (a) In the event that any person shall incur or suffer any Losses in respect of which indemnification may be sought hereunder by the Purchaser or any of the Selling Stockholders, the party seeking to be indemnified hereunder (the "Indemnitee") shall assert a claim for indemnification by written notice (the "Notice") to the party from whom indemnification is being sought (the "Indemnitor") stating the nature and basis of such claim. In the case of Losses arising or which may arise by reason of any third party claim, promptly after receipt by an Indemnitee of written notice of the assertion or the commencement of any Litigation with respect to any matter in respect of which indemnification may be sought by such party hereunder, the Indemnitee shall give Notice to the Indemnitor and shall thereafter keep the Indemnitor reasonably informed with respect thereto, provided that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is materially prejudiced by such failure. In case any such Litigation is brought against any Indemnitee, the Indemnitor shall be entitled to assume the defense thereof, by written notice of its intention to do so to the Indemnitee within 30 days after receipt of the Notice and have the sole control of defense and settlement thereof (but only, with respect to any settlement, if such settlement involves an unconditional release of the Indemnitee in respect of such claim). As long as the Indemnitor is contesting any such Litigation in good faith and on a timely basis, the Indemnitee shall not pay or settle any claims brought under such Litigation.

                    (b) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such Litigation within the prescribed period of time and as required above, or shall notify the Indemnitee that it will not assume the defense of any such Litigation, then the Indemnitee may assume the defense of any such Litigation, in which event it may do so in such manner as it reasonably determines, and the Indemnitor shall be bound by any reasonable determination made in such Litigation or any settlement thereof effected by the Indemnitee, provided that any such determination or settlement shall not affect the right of the Indemnitor to dispute the Indemnitee's claim for indemnification and provided that the Indemnitee shall not effect any such settlement without the prior written consent of the Indemnitor (such consent not to be unreasonably withheld). The failure of the Indemnitor to assume the defense of any such Litigation shall not be deemed a concession that it is required to indemnify the Indemnitee for the subject matter of such Litigation. Upon reasonable notice, the Indemnitor shall be entitled to assume the defense of such Litigation and to employ counsel at its own expense.

    13.  Termination.

          13.1 Termination and Abandonment. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

                    (a) by mutual written consent of the Purchaser and each of the Selling Stockholders; or

                    (b) by the Purchaser or any of the Selling Stockholders if the Closing shall not have occurred on or before September 30, 1996; provided, however, that the right to terminate this Agreement under this Section 13.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

                    (c) by the Purchaser or any of the Selling Stockholders if any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action enjoining or otherwise prohibiting the transactions contemplated under this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

          13.2 Survival; Expenses. (a) If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the obligations of the Purchaser pursuant to the last two sentences of Section 7.2 and except for the provisions of this Section 13.2 and Sections 14.2, 14.3, 14.4, 14.5, 14.6, 14.7,
          14.8, 14.9, 14.11 and 14.12. None of the parties hereto shall have any liability in respect of a termination of this Agreement, except to the extent that such termination results from a breach of the representations, warranties, covenants or agreements of the Selling Stockholders and the Company, on the one hand, or the Purchaser, on the other hand, under this Agreement.

                    (b) Except as otherwise specifically provided herein, the parties shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, actuaries and accountants.

    14.  Miscellaneous.

          14.1 Transfer Taxes. All transfer Taxes (including, without limitation, the New York State Real Property Transfer Gains Tax and the New York State Real Estate Transfer Tax) imposed as a result of the sale of Shares hereunder shall be paid one-half by the Selling Stockholders and one-half by the Purchaser regardless of whether such transfer Taxes are imposed on the Selling Stockholders, the Company or the Purchaser.

          14.2 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered, personally or sent by facsimile transmission or, if mailed, two days after the date of deposit in the United States mails as follows:

             if to the Purchaser, to:

                      Engelhard Corporation
                      101 Wood Avenue
                      Iselin, NJ  08830
                      Attention:  President
                      Telecopier Number:  (908) 203-6525

             with copies to:

                      James J. Clark, Esq.
                      Cahill Gordon & Reindel
                      80 Pine Street
                      New York, NY  10005
                      Telecopier Number:  (212) 269-5420


             if to Christina L. Mattin, to:
                      c/o Richard A. Miller, Esq.
                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, NY  10017
                      Telecopy:  (212) 455-2502


             with a copy to:

                      Richard A. Miller, Esq.
                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, New York  10017
                      Telecopy:  212-455-2502
             if to CRUT A:

                      Christina L. Mattin, Trustee
                      c/o Richard A. Miller, Esq.

                      Michael H. Penniman, Trustee
                      10 Wetherby Place
                      London, England SW7 4ND
                      Telecopy: 011-44-171-244-7838

                      David P. Geis, Trustee
                      c/o Hall, Dickler, Lawler, Kent
                        & Friedman
                      11 Martine Avenue
                      White Plains, NY  10709
                      Telecopy: (914) 428-1660


            with a copy to:

                      Richard A. Miller, Esq.


            if to CRUT B:

                      Christina L. Mattin, Trustee

                      Michael H. Penniman, Trustee


                      Anthony J. Colavita, Trustee
                      575 White Plains Road
                      Eastchester, New York 10709
                      Telecopy: (914) 793-0624


            with a copy to:

                      Richard A. Miller, Esq.


            if to the Testamentary Trust:

                      Christina L. Mattin, Trustee

                      Dominick A. Pinciaro, Trustee
                      c/o The Mearl Corporation
                      320 Old Briarcliff Road
                      Briarcliff Manor, New York  10510
                      Telecopy: (914) 941-2546

                      David R. Safer, Trustee
                      c/o Joel E. Sammet & Co.
                      19 Rector Street
                      New York, New York  10006
                      Telecopy: (212) 809-6185
            with a copy to:

                      Richard A. Miller, Esq.

                      Edwin R. Eisen, Esq.
                      Eisen, Hershcopf & Schulman
                      609 Fifth Avenue, Suite 600
                      New York, New York  10017
                      Telecopy: (212) 832-4191

                      Morton Freilicher, Esq.
                      Phillips, Nizer, Benjamin,
                        Krim & Ballon
                      666 Fifth Avenue
                      New York, New York  10103
                      Telecopy: (212) 262-5152

            if to the Pinciaro Trust to:

                      Dominick A. Pinciaro, Trustee


            with a copy to:

                      Edwin R. Eisen, Esq.

            if to the Grubin Trust to:

                      Jerome S. Grubin, Trustee
                      19 Rector Street
                      New York, New York  10006
                      Telecopy: (212) 809-6185


            if to the Mattin, Family Trust A:

                      Christina L. Mattin, Trustee
                      Morgan Guaranty Trust Company of
                        New York, Trustee


                      Attention:  Helen H. McCleary
                      9 West 57th Street
                      New York, New York 10019
                      Telecopy: (212) 837-3601


            with a copy to:

                      Richard A. Miller, Esq.


           if to the, Mattin Family Trust B:

                      Christina L. Mattin, Trustee
                      Morgan Guaranty Trust Company
                        of New York




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

           with a copy to:

                      Richard A. Miller, Esq.


           if to the Company to:

                      The Mearl Corporation
                      320 Old Briarcliff Road
                      Briarcliff Manor, New York  10510
                      Attention:  President
                      Telecopy:  (914) 941-2546


           with a copy to:

                      Richard A. Miller, Esq.

     Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

          14.3 Entire Agreement. This Agreement (including the Exhibits and Schedules) contains the entire agreement among the parties with respect to the transactions contemplated hereby, and supersede all prior agreements and understandings, written or oral, with respect thereto.

          14.4 Waivers and Amendments; Noncontractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any party of any such right, power or privilege, and no single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and, except as provided in Section 13.2, are not exclusive of any rights or remedies that any party may otherwise have at law or in equity; provided, that the indemnification provided for in Sections 11 and 12 shall constitute the sole remedy of any party for any breach of a representation, warranty or covenant by the other party hereto.

          14.5 Governing Law and Submission to Jurisdiction. (a) This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

                    (b) Each of the parties by its execution hereof (i) hereby irrevocably submits to the jurisdiction of the federal and state courts located in the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon to this Agreement or any other agreement contemplated hereby (including without limitation the Escrow Agreement) or relating to the subject matter hereof or thereof and
                         (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert by way of

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

                         motion, as a defense or otherwise, in any such jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that any right or remedy relating to this Agreement or any other agreement contemplated hereby, or the subject matter hereof or thereof may not be enforced in or by such court. Each of the parties hereby consents to service of process in any such proceeding in any manner permitted by the laws of the State of New York, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 14.2 hereof is reasonably calculated to give actual notice.

          14.6 Binding Effect; Assignment Limited. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and legal representatives.

                    (b) Neither this Agreement, nor any right hereunder, may be assigned by any party without the written consent of the other parties hereto, except that the Purchaser may assign its entire interest in this Agreement to any direct or indirect wholly-owned subsidiary of the Purchaser pursuant to an assignment under which such assignee assumes and agrees to perform all of the obligations of the Purchaser hereunder; provided, that, notwithstanding any such assignment, the Purchaser shall remain liable to perform all obligations hereunder.

          14.7 No Third-Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto and the other persons referred to in Section 12 hereof, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          14.8 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

          14.9 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein.

          14.10 Headings. The article, section and paragraph headings in this Agreement are for convenience only, and shall not control or affect the meaning or construction of any provision of this Agreement.

          14.11 Remedies. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to


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

          any other equitable relief, including without limitation specific performance, without bond or other security being required.

          14.12 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

          14.13 Grammatical Construction. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.


                          ACKNOWLEDGEMENT AND AGREEMENT

     The undersigned Trustees hereby acknowledge the terms hereof and accept this Agreement in their capacity as Trustees (and not in their individual capacities). Notwithstanding anything contained herein to the contrary, the execution and delivery of this Agreement by the Trustees shall not bee deemed to create any individual liability or obligation of the Trustees.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                      THE MEARL CORPORATION

                      By:/s/Dominick A. Pinciaro
                         --------------------------------------
                         Name:  Dominick A. Pinciaro
                         Title: President, CEO/COB


                      CHRISTINA L. MATTIN

                      /s/Christina L. Mattin
                      -----------------------------------------

                      CRUT A

                      /S/Christina L. Mattin
                      -----------------------------------------
                      Christina L. Mattin, as Trustee of CRUT A


                      /s/David P. Geis
                      -----------------------------------------
                      David P. Geis, as Trustee of CRUT A


                      /s/Michael H. Penniman
                      -----------------------------------------
                      Michael H. Penniman, as Trustee of CRUT A



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

                      CRUT B

                      /s/Christina L. Mattin
                      -----------------------------------------
                      Christina L. Mattin, as Trustee of CRUT B


                      /s/Anthony J. Colavita
                      -----------------------------------------
                      Anthony J. Colavita, as Trustee of CRUT B


                      /s/Michael H. Penniman
                      -----------------------------------------
                      Michael H. Penniman, as Trustee of CRUT B


                      CRUT C

                      /s/Christina L. Mattin
                      -----------------------------------------
                      Christina L. Mattin, as Trustee of CRUT C


                      TESTAMENTARY TRUST

                      /s/Christina L. Mattin
                      -----------------------------------------
                      Christina L. Mattin, as Trustee of the Testamentary Trust


                      /s/Dominick A. Pinciaro
                      -----------------------------------------
                      Dominick A. Pinciaro, as Trustee of the Testamentary Trust


                      /s/David R. Safer
                      -----------------------------------------
                      David R. Safer, as Trustee of the Testamentary Trust


                      PINCIARO TRUST

                      /s/Dominick A. Pinciaro
                      -----------------------------------------
                      Dominick A. Pinciaro, as Trustee of the Pinciaro Trust


                      GRUBIN TRUST

                      /s/Jerome S. Grubin
                      -----------------------------------------
                      Jerome S. Grubin, as Trustee of the Grubin Trust








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                      MATTIN FAMILY TRUST A

                      /s/Christina L. Mattin
                      -----------------------------------------
                      Christina L. Mattin, as Trustee of the Mattin Family
                       Trust A



                      MORGAN GUARANTY TRUST COMPANY OF
                       NEW YORK, as Trustee of the Mattin
                       Family Trust A


                      /s/Helen Hendel McCleary
                      -----------------------------------------
                      Name: Helen Hendel McCleary
                      Title: Vice President


                      MATTIN FAMILY TRUST B

                      /s/Christina Mattin
                      -----------------------------------------
                      Christina Mattin, as Trustee of the Mattin Family
                       Trust B


                      MORGAN GUARANTY TRUST COMPANY OF
                       NEW YORK, as Trustee of the Mattin
                       Family Trust B


                      /s/Helen Hendel McCleary
                      -----------------------------------------
                      Name:   Helen Hendel McCleary
                      Title:  Vice President


                      ENGELHARD CORPORATION

                      By:/s/Barry W. Perry
                         --------------------------------------
                         Name:  Barry W. Perry
                         Title: Group Vice President














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